UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Exchange Act of 1934 (Amendment No. )

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2025

PROXY STATEMENT AND
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Monday, May 12, 2025
10:00 AM Eastern Time

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS

HAVERTY FURNITURE COMPANIES, INC.
780 Johnson Ferry Road, Suite 800
Atlanta, Georgia 30342

MEETING INFORMATION	ITEMS OF BUSINESS
DATE AND TIME: Monday, May 12, 2025 10:00 a.m. Eastern Time
1.    Election of Directors:
Holders of Class A Common Stock to elect seven directors.
   Holders of Common Stock to elect three directors.

2.    Advisory Vote on Executive Compensation.

3.    Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2025.

Shareholders may also transact such other business as may properly come before the annual meeting or any adjournments.

As a stockholder, your vote is very important, and the company’s board of directors strongly encourages you to exercise your right to vote.

BY ORDER OF THE BOARD OF DIRECTORS

Richard B. Hare
Executive Vice President, Chief Financial Officer and
Corporate Secretary

LOCATION: Courtyard Baltimore Downtown/Inner Harbor 1000 Aliceanna Street Baltimore, Maryland 21202
RECORD DATE: Holders of record of our Common Stock or Class A Common Stock as of March 14, 2025 are entitled to notice of, and to vote at, the meeting
VOTING METHODS Please carefully review the proxy materials and follow the instructions to cast your vote in advance of the meeting.
Internet www.proxyvote.com*	March 28, 2025 Atlanta, Georgia
Telephone Call 1-800-690-6903*	Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 12, 2025.
Sign, date and return your proxy card.	This Proxy Statement and our Form 10-K for 2024 are available at www.proxyvote.com and on Havertys’ website at https://ir.havertys.com under “Reports & Financials” then “SEC Filings.”
*You will need the 11-digit control number from your proxy card,voting instructions or notice.

Table of Contents

Our Board of Directors	1
Proposal 1. Election of Directors
Nominees for Election by Holders of Class A Common Stock Nominees for Election by Holders of Common Stock	3 6
Corporate Governance
Board Leadership	8
Committees of the Board	8
Board of Directors Oversight Roles	10
Governance Guidelines and Policies	11
Director Compensation	13
Compensation Discussion and Analysis
Overview	15
Role of the NCG Committee	16
Recap of 2024 NEO Compensation Program	17
Executive Compensation Components	20
NCG Committee Report	25
Compensation at Havertys
Summary Compensation Table	26
Grants of Plan Based Awards Table	29
Outstanding Equity Awards at Fiscal Year-End Table	30
Option Exercises and Stock Vested Table	32
Non-Qualified Deferred Compensation Plans	33
Pension Benefits and Retirement Plans	34
2024 Potential Payments upon Termination or Change in Control	34
CEO Pay Ratio Information	37
Pay-versus-Performance	37
Proposal 2. Advisory Vote on Executive Compensation	43
Equity Compensation Plan Information	44
Audit Committee Report	45
Proposal 3. Ratification of the Appointment of our Independent Registered Public Accounting Firm	48
Ownership of Securities
Ownership by our Principal Stockholders	49
Ownership by our Directors and Management	51
Information about our Annual Meeting	52
Stockholder Proposals for 2026 Meeting	54
Available Information	55
Other Business	55

GAAP to Non-GAAP Reconciliation	Appendix A

Our Board of Directors

Our board is a highly engaged group of individuals that provides strong, effective oversight of Haverty Furniture Companies, Inc. (“Havertys”). Both individually and collectively, our directors have the qualifications, skills and experience needed to inform and oversee the company’s long-term strategic growth priorities. The board believes that a variety and balance of perspectives on the board results in more thoughtful and robust deliberations, and ultimately, better decisions.

The nominees for election at the 2025 annual meeting were recommended to the board by its Nominating, Compensation and Governance Committee (the “NCG Committee”). The board of directors has a rigorous process to ensure that its composition is aligned with the evolving needs of the company.
All of the nominees are currently directors of Havertys. Steven G. Burdette, our President and Chief Executive Officer, was appointed to the board in January 2025 and is standing for election for the first time at the 2025 annual meeting. Each director nominee was nominated on the basis of the unique experience, background, qualifications, attributes and skills that he or she brings to the board, as well as how those factors blend with those of the other nominees.

The holders of Class A common stock will elect seven directors and holders of common stock will elect three directors. Each elected director will hold office until the next annual meeting. The election of our directors requires a plurality of votes cast at the meeting by the holders of the respective classes of common stock. We expect that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, it is intended that the proxies will vote for the election of another nominee to be designated by the NCG Committee and the board.

The biography of each of the nominees contains information regarding such nominee’s experience and his or her director positions held currently or at any time during the last five years. The fact that an icon is not shown does not mean the individual does not possess the experience, qualification, or skill.

Proposal 1: Election of Directors
What am I voting on?	Holders of Class A common stock are being asked to elect seven directors for a one-year term. Holders of common stock are being asked to elect three directors for a one-year term.
Voting recommendation:	Our board of directors recommends a vote “For” each of the director nominees.

2025 Proxy Statement |1

Building Our Board - Nominee Demographics

The Board strives to maintain an appropriate balance of tenure, diversity and skills on the board.

Nominee Attributes and Skills

All Director nominees exhibit:

• High integrity
• Strategic and innovative thinking
• Strong leadership skills
• A proven record of success
• Financial acumen
• Excellent communication skills
• Knowledge of corporate governance requirements and practices
• Ability to identify and manage risks
• Strong collaboration, discussion, and decision-making skills
6 out of 10 current or former CEO 5 out of 10 other public board experience 8 out of 10 finance experience	10 out of 10 risk assessment experience 8 out of 10consumer-focused experience 6 out of 10 marketing/brand building experience	8 out of 10 sales experience 1 out of 10 cybersecurity experience

2025 Proxy Statement |2

Director Nominees

Proposal 1: Nominees for Election by Holders of Class A Common Stock

STEVEN G. BURDETTE Age 63	Mr. Burdette is standing for election for the first time. Management Director

Principal Occupation: President and Chief Executive Officer of Havertys since January 2025 and President of Havertys since 2021. Executive Vice President, Operations from 2017 until 2021. Over 42 years with Havertys in various positions.

Experience:

L. ALLISON DUKES Age 50	Independent Director since 2016

Principal Occupation: Chief Financial Officer, Invesco Ltd. since 2020. Former Chief Financial Officer for SunTrust Banks, Inc. from 2018 until 2019. Head of Commercial Banking for SunTrust Banks, Inc. from 2017 until 2018.

Affiliations: Board of Trustees of Children’s Healthcare of Atlanta and Board of Trustees of Emory University; past chair of the Board of Junior Achievement of Georgia.

Experience:

RAWSON HAVERTY JR. Age 68	Non-Independent Non-Management Director since 2023 Management Director from 1992-2023

Principal Occupation: Retired, former Senior Vice President, Real Estate and Development of Havertys from 1998 until 2023.

Affiliations: Southface Institute, Christopher’s Haven Atlanta, and Advisory Board of the Emory University Center for Ethics.

Experience:

2025 Proxy Statement |3

Director Nominees

Proposal 1: Nominees for Election by Holders of Class A Common Stock

NATALIE B. MORHOUS Age 41	Independent Director since 2024
Principal Occupation: Chief Executive Officer, RaceTrac Inc., since January 2024. President from February 2019 until January 2024.

Affiliations: Board of Directors of RaceTrac, Inc., Board of Directors of the National Association of Convenience Stores, Advisory Board of the Emory University Center for Ethics, Young President’s Organization, and Leadership Georgia‑2023.

Experience:

VICKI R. PALMER Age 71	Independent Director since 2001

Principal Occupation: Retired, former Executive Vice President, Financial Services and Administration for Coca-Cola Enterprises Inc. from 2004 until 2009. Senior Vice President, Treasurer and Special Assistant to the CEO of Coca‑Cola Enterprises Inc. from 1999 to 2004.

Other Public Directorships: First Horizon National Corporation.

Affiliations: Finance Chair of the Black Economic Alliance, Lifetime Trustee of Spelman College, Rhodes College, and Woodward Academy.

Experience:

DEREK G. SCHILLER Age 54	Independent Director since 2020

Principal Occupation: President and Chief Executive Officer of the Atlanta Braves, a Major League Baseball Club, since 2018. President of Business for the Braves from 2016 to 2018.

Affiliations: Member of the Board of the Metro Atlanta Chamber of Commerce, the Atlanta Convention and Visitors Bureau, the Atlanta Sports Council, and the Jack and Jill Late-Stage Cancer Foundation.

Experience:

2025 Proxy Statement |4

Director Nominees

Proposal 1: Nominees for Election by Holders of Class A Common Stock

AL TRUJILLO Age 65	Independent Director since 2003

Principal Occupation: President and Chief Operating Officer of the Georgia Tech Foundation since 2013. Investment Funds Advisor from 2007 to 2013. Former President and Chief Executive Officer of Recall Corporation, a global information management company from 2002 until 2007.

Other Public Directorships: Former director of SCANA Corporation, which was acquired by Dominion Energy in 2018.

Affiliations: Member of the Board of Trustees of Marist School.

Experience:

2025 Proxy Statement |5

Director Nominees

Proposal 1: Nominees for Election By Holders of Common Stock

MICHAEL R. COTE Age 63	Independent Director since 2022

Principal Occupation: Retired, former CEO of Secureworks from 2002 to 2022 and chairman of the board from 2002 to 2011.

Other Public Directorships: Secureworks from 2016 to 2021.

Affiliations: Executive Chairman of the Board of Directors of Nitel, Inc., Board of Directors ImagineX, Director of Palmetto Technology Group, Board of Trustees of Children’s Healthcare of Atlanta, and the Chair of the Board of Trustees at Marist School.

Experience:

G. THOMAS HOUGH Age 70	Independent Director since 2018 Lead Director since 2021

Principal Occupation: Retired, Americas Vice Chair of Ernst & Young LLP (“EY”). Vice Chair of Assurance Services of EY from 2009 to 2014.

Other Public Directorships: Equifax Inc., Federated Hermes Fund Family, and former director of Publix Super Markets, Inc. from 2015 until 2020.

Affiliations: President’s Cabinet of the University of Alabama.

Experience:

CLARENCE H. SMITH Age 74	Executive Chairman of the Board since 2025 Chairman of the Board since 2012 Management Director since 1989

Principal Occupation: Executive Chairman of Havertys since January 2025. Chief Executive Officer of Havertys from 2003 until December 2024. President and Chief Executive Officer from 2003 until 2021. Over 48 years with Havertys in various positions.

Other Public Directorships: Oxford Industries, Inc. from 2003 until 2024

Affiliations: Executive Committee of Metro Atlanta Chamber of Commerce, and emeritus member of the Board of Trustees of Marist School.

Experience:

Clarence H. Smith and Rawson Haverty, Jr. are first cousins.
2025 Proxy Statement |6

Dual Class Stock Structure

We have a dual-class capital structure, which we believe is in the best interests of Havertys and its stockholders. Havertys was founded in 1885 and its initial public offering was in October 1929. The Company’s dual-class structure began in 1986 when each holder of common stock received a share of Class A common stock.

The long-term success of the Company for the benefit of our stockholders has been, and continues to be, the primary focus and engagement of the Board and management. Our capital structure ensures that the Company has a solid and supportive investor base throughout challenging economic cycles and crises. Messrs. Haverty and Smith and their families, as descendants of the Company’s founder and significant shareholders, have a deep interest in the long-term growth and success of the Company. We believe that historically, our ownership structure and this “patient capital” approach have provided a strategic advantage helping to mitigate some of the short-term pressures and exposure faced by some companies. Our structure allows management and the Board to focus on transforming the business model for sustainable growth and maintaining a strong balance sheet that generally benefits all stockholders. This long-term focus is especially critical in the current macroenvironment, which includes depressed housing sales, higher interest rates, wars, and geopolitical unrest.

2025 Proxy Statement |7

Corporate Governance

The following sections provide an overview of our corporate governance structure and processes as they relate specifically to our board of directors.

Board Leadership

Our Board of Directors leadership structure is comprised of (i) an Executive Chairman, (ii) a Lead Director, (iii) President and Chief Executive Officer of the Company, and (iii) independent chair for each of our board committees.

Separate Chairman and CEO: As of January 1, 2025, Clarence H. Smith began serving as the Executive Chairman of the board, and Steven G. Burdette began serving as President and Chief Executive Officer. Separating these positions allow the Company’s President and Chief Executive Officer to focus his time and energy on operating and managing the Company’s day-to-day business, while leveraging the experience and perspectives of the Executive Chairman in leading the board in its fundamental role of organizational and strategic oversight.

Lead Director: Consistent with industry best practices, our Lead Director helps Havertys maintain a corporate governance structure with appropriate independence and balance. The Lead Director chairs the executive sessions of independent directors and facilitates communications between the Chairman, CEO, and other directors. The Lead Director, currently Mr. Hough, is elected by the independent directors annually.

Our board nominees are composed of seven independent directors, two non-independent directors (including Mr. Smith as Executive Chairman), and Mr. Burdette as a management director. Our independent directors meet in executive session at each board meeting. These sessions are presided over by the Lead Director.
The board believes that its current leadership structure is in the best interests of the Company and its stockholders, and that the board should continue to have the flexibility to determine the appropriate leadership structure for Havertys.

Attendance

During 2024, the board met four times and the committees met as indicated in the following table. Each director attended at least 83% of the meetings of the board and committees on which he or she served during 2024.

We do not have a policy regarding director attendance at the annual meeting of stockholders. We have historically received proxies representing approximately 90% of eligible shares and had no stockholders in attendance at our annual meetings. No directors attended the 2024 annual meeting, and none are expected to attend the 2025 annual meeting.

Committees of the Board

Our board has three standing committees: Audit Committee, NCG Committee, and Executive Committee. The table on the next page shows the current membership, the principal functions, and the number of meetings held in 2025.

2025 Proxy Statement |8

Corporate Governance

Name, Meetings and Members	Principal Functions

Audit Committee
Meetings: 4

Al Trujillo – Chair
Michael R. Cote
G. Thomas Hough
Vicki R. Palmer

Each member has been designated as “an audit committee financial expert” as defined by the Securities and Exchange Commission (“SEC”) and meets the independence requirements of the New York Stock Exchange (“NYSE”), SEC, and our Governance Guidelines as well as the enhanced standards for Audit Committee members in Section 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

➢ Provides oversight of the systems and procedures relating to the financial statements, financial reporting process, systems of internal accounting and financial controls.
➢ Reviews and discusses with management the company’s risk assessment framework and management policies including cybersecurity and the framework with respect to significant financial and enterprise risk exposures.
➢ Monitors the qualifications, independence and performance of the company’s internal audit function and independent auditor and meets after each quarterly meeting with management, the internal audit team, and the independent auditor in separate executive sessions.
➢ The committee charter is available on Havertys’ website at https://ir.havertys.com/corporate-governance-information/corporate-governance-documents.

NCG Committee
Meetings: 2

L. Allison Dukes – Chair
G. Thomas Hough
Derek G. Schiller
Al Trujillo

Each member meets the independence requirements of the NYSE, SEC and our Governance Guidelines as well as the enhanced standards for Compensation and Governance Committee members in Rule 16b-3 promulgated under the Exchange Act.

➢ Translates our compensation objectives into a compensation strategy that reinforces alignment of the interests of our executives with that of our stockholders.
➢ Approves and evaluates the company’s director and executive officer compensation plans, policies and programs.
➢ Conducts an annual review and evaluation of the CEO’s performance in light of the company’s goals and objectives.
➢ Reviews and makes recommendations for composition and structure of the board and policies relating to the recruitment of new board members and nomination and reelection of existing board members.
➢ Oversees the compliance structure and programs with annual reviews of Havertys’ corporate governance documents.
➢ Oversees the company’s environmental, social and governance (“ESG”)-related initiatives.
➢ Reviews and approves related person transactions in accordance with board practices.
➢ The committee charter is available on Havertys’ website at https://ir.havertys.com/corporate-governance-information/corporate-governance-documents.

Executive Committee Meetings: 1 Independent Members: G. Thomas Hough – Chair L. Allison Dukes Al Trujillo Non-Independent Member: Clarence H. Smith

➢ In accordance with our bylaws, acts with the power and authority of the board in the management of our business and affairs in the interim period between meetings of the board.
➢ Generally, holds meetings to approve specific terms of financings or other transactions after these items have previously been presented to the board.
➢ The committee charter is available on Havertys’ website at https://ir.havertys.com/corporate-governance-information/corporate-governance-documents.

2025 Proxy Statement |9

Corporate Governance

Board of Directors Oversight Roles

Stockholders elect our board to serve their long-term interests and to oversee management. Our management is responsible for understanding and managing the risks that we face in our business. Our board works with management to determine our mission and long-term strategy. Our board and its committees work closely with management to provide feedback from stockholders and oversight, review, and counsel related to long-term strategy, risks, and opportunities. It also oversees corporate governance, risk management, CEO succession planning, and the annual CEO evaluation. Our board looks to the expertise of its committees to provide strategic oversight in their areas of focus. Examples of oversight areas are provided below.

Risk Oversight. Inherent in the board’s responsibilities are the understanding and oversight of the various risks facing the company. Effective risk oversight is an important priority of the board. The board exercises its oversight responsibility for risk both directly and through its committees which have specific areas of focus for risk management. The board, as a whole, examines specific business risks, such as those associated with our business model and innovation, supply chain, and cybersecurity, in its regular meetings in addition to the reports from its committees.

Board of Directors
Continuous oversight of risks, with emphasis on strategic risks, operations, allocation of capital investments, and cybersecurity.
Audit Committee
Oversight of the risk management process, with focus on financial risks, enterprise risk, information technology and cybersecurity risk, internal controls, and annual risk assessments with our internal auditors and other members of management.
Management
Responsible for the day-to-day management of the risks facing the company.
NCG Committee
Oversight of compensation policies, practices, and incentive-related risks, organizational talent, succession risks, governance structure, board composition and compliance matters.

Long-Term Business Strategy. The board reviews management’s long-term business strategy including capital allocation priorities and business development opportunities each year and approves Havertys’ strategic plan. Updates on the key elements of the plan are reviewed by the board at each board meeting throughout the year.

Stockholder Engagement. We value stockholder views and insights and believe management has the primary responsibility for stockholder communications and engagement. The chairman and other members of Havertys’ senior management team communicate regularly with stockholders on a variety of topics throughout the year to address stockholders’ questions and to seek input concerning company policies and practices. The board receives regular updates concerning stockholder feedback which cover topics including our strategy and performance, capital allocations and corporate governance matters.
2025 Proxy Statement |10

Corporate Governance

Governance Guidelines and Policies

Our board and management team are committed to achieving and maintaining high standards of corporate governance, as well as a culture of and reputation for the highest levels of ethics, integrity and reliability. We annually review our governance policies and practices against evolving standards. In considering possible modifications, our board and management focus on those changes that are appropriate for our company and our industry, rather than adopting a one-size-fits-all approach.

Our board recognizes that excellence in corporate governance is essential in carrying out its responsibilities to our stockholders, employees, customers, suppliers and communities. The board has adopted guidelines and a number of policies to support our values and good corporate governance and practices. These governance practices and policies include:

Director Independence. Our Corporate Governance Guidelines state that a majority of the directors must be non-management directors who meet the “independence” requirements of the NYSE. The NCG Committee conducts an annual review to determine the independence of each director based on the standards contained in our Governance Guidelines and NYSE corporate governance requirements. The board, based on the recommendation of the NCG Committee and its review, has affirmed that each of the following non-employee director nominees is independent and has no material relationship with the company that could impair their independence:

• Michael R. Cote	• G. Thomas Hough	• Vicki R. Palmer	• Al Trujillo
• L. Allison Dukes	• Natalie B. Morhous	• Derek G. Schiller

For more information regarding our policy on Transactions with Related Persons, please see page 12 of this proxy statement.

Annual Evaluations. The board is committed to continuous improvement with respect to its ability to carry out its responsibilities. Each year the board and its independent committees, supervised by the NCG Committee, conduct self-assessments related to their performance.  These annual assessments are an important tool to ensure the board is well-positioned to provide effective oversight.

Board Tenure, Mandatory Retirement and Resignation from Board. As of the start of the 2025 board year, the average tenure of our independent directors is ten years. Our independent directors are subject to a mandatory retirement age and cannot stand for re-election in the calendar year following their 75th birthday. On the recommendation of the NCG Committee, the board may waive this requirement on an annual basis. A director is also required to submit his or her resignation from the board to the NCG Committee in the event that a director retires from or otherwise leaves his or her principal occupation or employment. The NCG Committee can choose to accept or reject the resignation.

Director Nominations. The NCG Committee is primarily responsible for identifying and evaluating director candidates and for recommending re-nomination of incumbent directors. The NCG Committee, which consists entirely of independent directors, regularly reviews the appropriate size and composition of the board and anticipates vacancies and required expertise. The NCG Committee reviews potential nominees from several sources, including directors, management, stockholders or others. The NCG Committee is also authorized to retain search firms to identify potential director candidates, as well as other external advisors, including for purposes of performing background reviews of potential candidates.

The NCG Committee will consider recommendations for directors submitted by stockholders. Stockholders should submit their recommendations in writing to the NCG Committee (See “Communications with Directors”). The proponent should submit evidence that he or she is a stockholder of Havertys, together with a statement of the proposed nominee’s qualifications to be a director.  There is no difference in the manner in which the NCG Committee evaluates proposed nominees that are recommended by a stockholder.

2025 Proxy Statement |11

Corporate Governance

Director Qualifications. Our business involves many aspects of retail including merchandising, supply chain, finance, real estate, human capital management, information technology and cybersecurity, corporate strategy and leadership, marketing and communications, sustainability and corporate governance. We seek potential nominees with experience and skills in these aspects of our business. In evaluating potential nominees, the NCG Committee will review and consider, among other things, the nominee’s relevant career and business operations experience, judgment, industry knowledge, independence, character, gender, race, ethnicity, age, demonstrated leadership skills, financial literacy, and experience in the context of the needs of the board at the time and the then-current mix of director attributes. The NCG Committee believes that it is essential that the board members represent diverse viewpoints. In considering candidates for the board, the NCG Committee considers the entirety of each candidate’s credentials.

Communications with Directors. The board welcomes questions or comments about the company and its operations. Interested persons wishing to write any director, committee or the board should send correspondence to the Corporate Secretary, Haverty Furniture Companies, Inc., 780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342. Please specify to whom your correspondence should be directed.

Code of Conduct. All of our directors and employees, including our chief executive officer and other executive officers, are required to comply with our Code of Conduct to help ensure that our business is conducted in accordance with the highest standards of ethical behavior.

Hedging and Pledging Policies. We prohibit our directors, officers and employees from hedging their ownership of Havertys stock, including purchasing or selling derivative securities relating to Havertys stock and from purchasing financial instruments that are designed to hedge or offset any decrease in the market value of Havertys securities. Our directors and executive officers are prohibited from pledging Havertys securities as collateral for a loan and from holding any Havertys securities in margin accounts. There are no outstanding pledges or margin accounts involving Havertys securities by any of our directors or executive officers.

Related Party Transaction Policy. Our board has adopted a written policy for the review, approval or ratification of certain related party transactions. The term “related party transaction” is defined as any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which (1) the aggregate amount involved will exceed $120,000 in any calendar year; (2) we are a participant; and (3) any related party of Havertys (such as an executive officer, director, nominee for election as a director or beneficial owner of greater than 5% of our stock, or their immediate family members) has or will have a direct or indirect interest.

The board has determined that the NCG Committee is best suited to review and approve related party transactions. When reviewing the material facts of related party transactions, the NCG Committee must take into account whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. Certain categories of transactions have standing pre-approval under the policy including: (1) certain transactions with another company in which the related party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s stock; (2) certain transactions where the related person’s interest arises solely from the ownership of our common stock and all holders of our common stock receive the same benefit on a pro rata basis (e.g. dividends, stock repurchases, rights of offerings); (3) certain banking-related services in which the terms of such transactions are generally the same or similar to accounts offered to others in the ordinary course of business; and (4) transactions made on the same or similar terms available to all of our employees.

During 2024, there were no related party transactions requiring approval under the policy or disclosure in this proxy statement.

Compensation Committee Interlocks and Insider Participation. All NCG Committee members are independent and none of the NCG Committee members has served as an officer or employee of Havertys. None of our executive officers has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board or NCG Committee. Therefore, there is no relationship that requires disclosure as a Compensation Committee interlock.

2025 Proxy Statement |12

Corporate Governance

Director Compensation

Non-employee directors receive a combination of cash and stock-based compensation designed to attract and retain qualified candidates to serve on the board and further align their interest with that of our stockholders. Mr. Smith, as a management director in 2024, did not receive any compensation for serving on the board during 2024.

Elements of Compensation for 2024 Board Year

Annual Retainer
Equity Retainer	$95,000
Cash Retainer	$60,000
Supplemental Annual Retainer
Lead Director(1)	$25,000
Audit Committee Chair	$20,000
NCG Committee Chair	$15,000
Audit Committee Member	$10,000
NCG Committee Member	$5,000

1) The lead director will not receive a supplemental annual cash retainer for his or her committee service.
Director compensation is paid for the board year which begins on the day of our annual meeting of stockholders and terminates the day before the succeeding annual meeting. All retainers are paid on the first day of the board year.

Directors’ Deferred Compensation Plan.  Under the Directors’ Deferred Compensation Plan (“Deferred Plan”), non-employee directors may elect to defer receipt of the cash or common stock payment of their compensation and may elect to defer 100% of their annual retainer fee in shares of common stock. Under the Deferred Plan, deferred fees, plus any accrued interest (at a rate determined annually in accordance with the Deferred Plan which is not above market), shall be distributed in the future to a director in one lump sum or in no more than ten equal annual installments, or in accordance with the terms of the Deferred Plan. Five directors elected to defer a portion of their 2024 compensation. There are five directors with balances in the Deferred Plan; four have elected to receive their payments at the end of their board service and one has elected to receive payments beginning in 2040.

2024 Non-management Director Compensation.  The following table sets forth the compensation earned by our non‑management directors who served during 2024.

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation	Total ($)
Michael R. Cote(2)	$63,333	$95,000	$—	$158,333
L. Allison Dukes	70,000	95,000	—	165,000
Rawson Haverty Jr.	56,667	95,000	—	151,667
C. Thomas Hough	77,333	95,000	—	172,333
Natalie B. Morhous(3)	40,000	95,000	—	135,000
Vicki R. Palmer	56,667	95,000	—	158,333
Derek G. Schiller(2)	60,000	95,000	—	155,000
Al Trujillo	76,667	95,000	—	171,667
Mylle H. Mangum (4)	20,000	—	—	20,000

(1)
Represents the aggregate grant date total fair value of stock awards determined in accordance with FASB ASC Topic 718. The award reflected in this column consists of a fully vested award granted to non-employee directors on May 6, 2024, as the annual grant made on the first day of the new board year. The grant date fair value was $29.48, which was the closing price of the company’s common stock on the grant date.

(2)	Messrs. Cote and Schiller elected under the Directors’ Deferred Compensation Plan for fees payable in cash to be deferred and paid in common stock for the 2023-2024 and 2024-2025 board years.
(3)	Ms. Morhous was elected to the board on May 6, 2024.
(4)	Ms. Mangum retired from the board on May 5, 2024.

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Corporate Governance

Other Compensation.  Directors receive the same discounts as employees on our products. We do not provide any pension or other benefits to our non-employee directors.

Director Stock Ownership Guidelines.  The board has implemented stock ownership guidelines for non‑employee directors. Currently each director must own or hold a multiple of five times the cash retainer payable for board service. The required number of shares will be determined on the first day of each board year by dividing five times the cash retainers by the closing price of the Company’s stock on that date. Directors are prohibited from selling until the guideline amount is reached. Currently, all non‑employee directors meet, or are on track to meet, the requirements under the Company’s stock ownership guidelines.
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Compensation Discussion and Analysis

Overview

The purpose of this Compensation Discussion and Analysis (“CD&A”) is to provide stockholders with a description of our executive compensation philosophy, the material elements of the program, and the policies and objectives which support the program. This CD&A provides information on the program for all Havertys’ executive officers but focuses on the compensation of our named executive officers for 2024. Our named executive officers (“NEOs”) for 2024 consist of our CEO, our CFO, our next three most highly compensated executive officers, and an Executive Vice President who retired in 2024 and are listed below:

Name	Age	Office and Years Elected to Office(1)
Clarence H. Smith	74	Executive Chairman of the Board, 2025 Chairman of the Board, 2012 - 2024 Chief Executive Officer, 2002-2024 President, 2002 - 2021
Steven G. Burdette	63	President and Chief Executive Officer, 2025 Director, 2025 President, 2021 – 2024 Executive Vice President, Operations, 2017 - 2021
Richard B. Hare	58	Executive Vice President, Chief Financial Officer, and Corporate Secretary - 2024 Executive Vice President and Chief Financial Officer, 2017 - 2024
John L. Gill	61	Executive Vice President, Merchandising – 2019
Helen B. Bautista	58	Senior Vice President, Marketing and Digital – 2023
J. Edward Clary	64	Former Executive Vice President and Chief Information Officer – 2015(2)
(1)	See below for a description of leadership transitions effective January 1, 2025.
(2)	Mr. Clary retired effective July 15, 2024. As previously disclosed on Form 8-K filed June 14, 2024, Mr. Clary provided consulting services to the Company through December 31, 2024.

Our goal is to attract and retain talented executives who deliver value to our stockholders by achieving Havertys’ business objectives which drive sustained sales, earnings before interest, taxes, depreciation and amortization (“EBITDA”) growth, cash flow, and returns to stockholders. Our executive compensation program and overall pay-for-performance philosophy align with that goal and our results.

As previously disclosed on Form 8-K filed November 12, 2024, effective January 1, 2025, Mr. Smith retired from his position as Chief Executive Officer and continues his service on the Board as Executive Chairman, and Mr. Burdette became President and Chief Executive Officer and a member of the Board. In connection with the transition of Mr. Smith and the promotion of Mr. Burdette, the Board approved the compensation changes described below, in each case effective January 1, 2025:

•
Mr. Burdette’s (i) annual base salary was increased to $650,000; (ii) short-term target incentive award for fiscal year 2025 was increased to 100% of his base salary from 70%; and (iii) long-term incentive (“LTI”) award for fiscal 2025, consisting of restricted stock units and performance restricted stock units, was increased with an estimated target total value of $1,075,000 up from the target total value of awards for fiscal 2024 of $499,000; and

•
Mr. Smith’s (i) annual base salary will be decreased to $600,000; (ii) short-term target incentive award for fiscal year 2025 will be decreased to 75% of his base salary from 100%; and (iii) LTI award for fiscal 2025, consisting of restricted stock units and performance restricted stock units, was decreased with an estimated target total value of $450,000 down from the target total value of awards for fiscal 2024 of $1,482,000.

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Compensation Discussion and Analysis

Role of the NCG Committee

The NCG Committee is composed of independent directors and is responsible for the approval and oversight of compensation programs for executive officers and equity plan awards. The NCG Committee took the following steps to ensure that it effectively carried out its responsibilities:

✔	Conducted an annual review of our compensation philosophy to ensure that it remains appropriate given strategic objectives;

✔	Reviewed results from an annual review of compensation data related to our peers;

✔	Reviewed and recommended for approval to the independent members of the board of directors all compensation components for our CEO;

✔	Reviewed and approved all compensation components for our other executive officers;

✔
Performed an annual evaluation of the execution of our pay-for-performance philosophy, to ensure that the actual award decisions resulted in alignment of relative pay and relative performance compared to the compensation peer group;

✔
Held an executive session at each meeting, without members of management, to discuss decisions related to the CEO’s performance, goal-setting, and compensation level and covered these items in an executive session of the independent directors of the board; and

✔	Reviewed succession planning with the CEO and in executive session of the board.
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Compensation Discussion and Analysis

Recap of 2024 NEO Compensation Program

Compensation Component	Key Features	Purpose	2024 Actions
Base Salary	• Fixed base of cash compensation commensurate with job responsibilities and experience.	• Provide a fixed amount of cash compensation to attract and retain talented executives and differentiate the scope and complexity of executive’s positions as well as individual performance over time.	• Our NEOs did not receive base salary increases in 2024 other than Ms. Bautista, who received a 3.3% increase in January 2024.

Annual Cash Incentive (MIP)
• Individual MIP opportunities are expressed as a percentage of base salary and can vary for executives based on their positions. Target MIP award opportunities are generally established so that total annual cash compensation (base salary plus target MIPs) approximates the median of our peer group.
• Performance-based cash incentive pay is comprised of two plans: MIP-I is tied to the company achieving certain pre-tax earnings levels during the year (80% of total target cash incentive pay) and MIP-II is based on successfully meeting individual performance goals (20% of total target cash incentive pay).
• The range of potential payouts for actual results relative to these goals is zero to 175% of target for MIP-I and zero to 100% of target for MIP-II.
• MIP amounts are earned based on the results achieved as determined by the Committee after evaluating company and individual performance against pre-established goals.

• Motivate and reward achieving or exceeding company and individual performance objectives, reinforcing pay-for-performance.
• Align performance measures for NEOs on key business objectives to lead the organization to achieve short-term financial and operational goals.
• Ensure alignment of short-term and long-term strategies of the company.
• 2024 performance resulted in total MIP-I earned at 18.9% of its target and MIP-II earned at 100% of its target for the NEOs.

Long-Term Equity
• Awards are granted annually with consideration of competitive market grant levels.
• Awards to NEOs are in the form of performance restricted stock units (PRSUs) based on achievement of EBITDA and Sales goals over a 1-year performance period, and in the form of time-based restricted stock units (RSUs).
• Vesting: The PRSUs granted in 2024 that are earned will cliff vest in February 2027. The RSUs vest in equal increments over a three-year period. The grants are forfeitable upon termination of employment, except in the cases of death, disability, or normal retirement.

• Stock-based compensation links executive compensation directly to stockholder interests.
• PRSUs provide a direct connection to company performance.
• Multi-year vesting creates a retention mechanism and provides incentives for long-term creation of stockholder value.

• Award sizes were determined in consideration of market levels, internal equity, and historical practices.
• 80% of our CEO’s and 60-70% of our other NEO’s equity awards were granted as PRSUs, with the remainder granted as RSUs. The PRSUs were tied 80% to EBITDA and 20% tied to Sales.
• 2024 performance-based awards tied to EBITDA were earned at 52.0% of target, and awards tied to Sales were forfeited as results were below thresholds. These earned performance-based awards will vest in February 2027.

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Compensation Discussion and Analysis

✔ What We Do:

✔ Pay-for performance. A significant percentage of targeted annual compensation is delivered in the form of variable compensation that is connected to actual performance. For 2024, variable compensation comprised approximately 75% of the targeted annual compensation for the chief executive officer and, on average, 60% of the targeted annual compensation for the other NEOs.

✔ Provide competitive target pay opportunities. We annually evaluate our target and actual compensation levels and relative proportions of the types of compensation against our peer group. We use informed judgement in order to offer the compensation appropriate to motivate and attract highly talented individuals to enable our long-term growth.

✔ Align performance measures to a mix of key strategic and operating objectives. Performance measures for incentive compensation are linked to both strategic and operating objectives designed to create long-term stockholder value and to hold executives accountable for their individual performance and the performance of the company.

✔ Link compensation to future stock performance. In 2024, all of the long-term incentive awards delivered to our NEOs were in the form of equity-based compensation. For 2024, long-term equity compensation comprised approximately 49% of the targeted annual compensation for the chief executive officer and 28% to 36% of the targeted annual compensation for the other NEOs.

✔ Retain an outside compensation consultant. The NCG Committee retains an independent compensation consultant to review the company’s executive compensation program and practices.

✔ Establish maximum payout caps for annual cash incentive compensation and Performance Restricted Stock Units (PRSUs).

✔ Maintain “Clawback” and “Recoupment” Policies. The company will recover incentive compensation paid to an executive officer that was calculated based upon any financial result or performance metric that is later subject to a financial restatement and may also recover incentive compensation impacted by fraud or misconduct of the executive officer.

✔ Require meaningful stock ownership. Our Executive Chairman and President and Chief Executive Officer is required to have qualified holdings equal to the lesser of a multiple of six times his base salary or 135,000 shares. The other NEOs are also subject to ownership guidelines. New officers have five years to meet required ownership guidelines.

✔ Mitigate undue risk-taking in compensation programs. Our compensation programs for our executive officers contain features that are designed to mitigate undue risk-taking by our executives.

✔ Require a “double trigger” for change-in-control severance benefits to be payable.

XWhat We Don’t Do:

X   No repricing or buyout of underwater stock options. Our equity plan does not permit the repricing or buyout of underwater stock options or stock appreciation rights without stockholder approval, except in connection with certain corporate transactions involving the company.

X   Prohibition against margin loans, pledging, and hedging or similar transactions of company securities by senior executives and directors.

X   No dividends or dividend equivalents are accrued or paid on unvested and/or unexercised awards.

X No change-in-control tax gross ups. We do not provide change-in-control tax gross ups.

X No significant perquisites. We do not provide our employees, including our NEOs, with significant perquisites.

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Compensation Discussion and Analysis

How We Make Compensation Decisions

The Committee has overall responsibility for approving and evaluating the company’s executive officers’ compensation plans, policies and programs. The Committee is also responsible for providing a NCG Committee report reviewing the company’s CD&A. The Committee uses several different tools and resources in reviewing elements of executive compensation and making compensation decisions. These decisions, however, are not purely formulaic and the Committee exercises judgment and discretion in making them.

Compensation Consultants.  The Committee retained Meridian Compensation Partners, LLC (“Meridian”) as an independent consultant to provide advice on executive compensation matters. Meridian serves as a resource for market data on pay practices and trends and provides independent advice to the Committee for setting executive compensation. Meridian reports directly and exclusively to the NCG Committee. However, at the Committee’s direction, Meridian works with management to review or prepare materials for the Committee’s consideration. Meridian provided no additional services to Havertys outside of the scope of the agreement with the Committee.

The Committee annually evaluates the compensation consultant's performance. During 2024, the Committee reviewed Meridian’s independence and determined that there were no conflicts of interest as a result of the Committee’s engagement of Meridian. The Committee did not engage any consultant other than Meridian during 2024 to provide compensation consulting services.

Compensation Analysis.  In determining appropriate compensation opportunities for our named executive officers, the Committee received input from Meridian. The Committee reviewed and analyzed competitive market data to be used as background for 2024 pay decisions and to obtain a general understanding of current compensation practices. This data was referenced when establishing the pay opportunities for NEOs discussed below. Market data was based primarily on public disclosures of pay opportunities available to executive officers in comparable positions at similar companies (our “peer group”). The peer group included companies from the retail furniture industry, retailers of big-ticket postponable items, and specialty retailers. The peer group is re-evaluated annually to take into account changes in their operations and our own. The peer group companies used in setting 2024 compensation were the same as used in the prior year except that Kimball International was removed after being acquired, and Arhaus Inc. was added as a replacement.
Peer Group
American Woodmark	Culp, Inc.	La-Z-Boy Incorporated
Arhaus Inc.	Ethan Allen Interiors Inc.	Miller Knoll, Inc.
Bassett Furniture Industries Inc.	Flexsteel Industries, Inc.	Oxford Industries, Inc.
Big 5 Sporting Goods Corporation	Hibbett Sports, Inc.	Sleep Number Corporation
Conn’s Inc.	Hooker Furnishings Corporation	The Lovesac Company

Role of CEO. The compensation of every Havertys employee, including each NEO, is influenced in large part by the responsibilities of the position and the need to ensure that employees having similar job responsibilities are paid equitably, with consideration for individual performance. During early 2024, Mr. Smith provided recommendations to the NCG Committee with respect to the base salary amounts, performance targets for the annual and long-term incentive programs, and any equity awards for each executive officer (other than himself). These recommendations were based on the peer group data provided by Meridian and Mr. Smith’s assessment of the executive’s relative experience, overall performance, and impact on the accomplishment of Havertys’ financial goals and strategic objectives during the prior year. While the NCG Committee took Mr. Smith’s recommendations under advisement, it independently evaluated the pay recommendations for each executive and made all final compensation decisions in accordance with its formal responsibilities as defined in its Charter.
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Compensation Discussion and Analysis

Executive Compensation Components

Although there is no pre-established policy or target for the allocation between specific compensation components, a significant portion of an executive officer’s annual total target compensation is determined by company performance as compared to goals established for our annual cash incentive plan and the ultimate value of long-term incentive awards, including the impact of our stock performance. We believe this approach reflects our executive compensation philosophy and objectives.

The graphs below illustrate how total target compensation for our NEOs in January 2024 was allocated between performance-based and fixed components, how performance-based compensation is allocated between annual and long-term incentive components and how total compensation is allocated between cash and equity components. The company strives to structure various elements of these program components so that a large portion of executive compensation is directly linked to advancing the company’s financial performance and the interest of stockholders. These percentages are based on annualized total target compensation values and do not necessarily correspond to, and are not a substitute for, the values disclosed in the “Summary Compensation Table” and supplemental tables provided later in this Proxy Statement. Each NEO has a higher percentage of their target incentive compensation delivered through long-term equity compensation to ensure a focus on long-term results delivered for stockholders.

CEO Target Pay Mix

RSUs
9.9%
Base Salary
25.3%
PRSUs
39.5%
Annual Cash
Incentive
Compensation
25.3%

Other NEO Average Target Pay Mix

RSUs
10.6%
PRSUs
23.0%
Base Salary
40.4%
Annual Cash
Incentive
Compensation
26.0%

Base Salary. The base salary provides a fixed amount of competitive compensation to attract and retain executive talent by compensating executive officers for their level of responsibility, relative expertise and experience. The Committee reviews the information regarding executives’ base salary levels compared to the base salaries of executives of companies in our peer group. The Committee also considers the Chief Executive Officer’s assessment of each executive’s individual performance and responsibilities to determine appropriate compensation for each executive. The Committee has determined that, in order to enable the company to attract and retain the executive talent important to our long-term growth, the compensation strategy should generally aim to position base salaries within a reasonable range of the median of the peer group data.

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Compensation Discussion and Analysis

Management Incentive Plans (“MIPs”).  Our compensation philosophy connects our executives’ potential annual cash earnings to performance. Consistent with prior years, the Committee established two plans, MIP-I and MIP-II (the “MIPs”), to provide an annual cash incentive opportunity to our NEOs. The Committee approved the MIP designs and targets in January 2024 as part of the annual compensation setting process. The target cash incentive amount for the combined MIPs as a percent of base salary ranged from 100% for Mr. Smith, 70% for Mr. Burdette and Mr. Hare, 60% for Messrs. Clary and Gill, and 55% for Ms. Bautista. As in prior years, MIP-I is based upon pre-tax earnings goals and is 80% of the total cash incentive target and MIP-II is based on individual goals and represents 20% of the total cash incentive target.

The earnings-based MIP-I structure was designed so executives could earn above-target payouts when performance exceeded financial goals and below target payouts when goals are not achieved. Consistent with our historical approach, MIP-I includes quarterly pre-tax earnings goals to reflect the pace of our business as well as an annual objective, which is more heavily weighted (at 60% of the plan) than the individual quarters. The MIP-I targets were set in January 2024. The MIP-I provided for a 40% target payout to be earned once 70% of the goal was met, and a maximum payout at 175% of target for performance at or above 125% of the goal, and interpolation for performance between these levels.

MIP-I Goal and Earned
(in millions)	Q1	Q2	Q3	Q4	Annual	Total
MIP-I Weighting	13%	7%	9%	11%	60%	100%
MIP-I Pre-Tax Earnings Goal	$12.9	$7.1	$9.3	$10.7	$40.0
2024 Pre-Tax Earnings	$3.2	$6.5	$6.9	$9.6	$26.2
% of Goal Achieved	25%	91%	74%	90%	65%
Target % Achieved	0%	82%	48%	78%	0%
% of MIP-I Earned	0%	6%	4%	9%	0%	19%

The Committee reviewed the payout results of 19% of target based on the company’s 2024 pre-tax earnings performance. The overall payout resulted from payouts for our financial results in each quarter as well as the annual component of MIP-I.

The MIP-II design supports individual goals with payout ranging from 0% to 100% of target. The Committee reviewed each NEO’s performance relative to their MIP-II goals and determined that the individual goal payouts under the MIP-II was 100% for each NEO.

The combination of the approved MIP-I and MIP-II payouts resulted in a total average MIP payout of 35.1% of target for the NEOs.

See the “Summary Compensation Table,” which shows the actual non-equity incentive plan compensation paid to our NEOs for our 2024 performance.
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Compensation Discussion and Analysis

Long-Term Equity Incentive Compensation.  Our executives receive long-term equity incentive compensation intended to link their compensation to the company’s long-term financial success. All equity awards for our executives are approved by the Committee and the 2024 annual equity award grants were set at its meeting in January 2024. The 2024 grants were comprised of a mix of PRSUs based on EBITDA, PRSUs based on sales, and time-based restricted stock units.

The graphs below highlight the mix of the types of equity awards granted in 2024.

The EBITDA-based PRSU grants use adjusted EBITDA as the performance measure to determine the number of shares that will vest, measured over a performance period commencing January 1, 2024 and ending December 31, 2024. The 2024 EBITDA target was $54.9 million, exclusive of adjustments to eliminate unusual or non-recurring items, with a range from a threshold of $38.4 million that would earn 40% of the target shares to a maximum of $68.6 million that would earn 175% of the target shares.

EBITDA* for 2024 was calculated at $41.7 million, resulting in 52% of the target shares being earned. The shares will cliff vest in February 2027.

The Sales-based PRSU grants use net sales to determine the number of shares that will vest, measured over a performance period commencing January 1, 2024, and ending December 31, 2024. Net sales is the amount included in our Form 10-K for the year ended December 31, 2024. The sales target for 2024 was $847.3 million, with a range from a threshold of $762.6 million that would earn 40% of the target shares to a maximum of $932.0 million that would earn 125% of target shares. Net sales were $722.9 million in 2024, resulting in no shares being earned.

The time-based restricted stock units vest in three equal annual installments beginning in May 2025.

Dividend and voting rights are not applicable to stock awards until vested. Additional details regarding grants are provided in the “Grants of Plan Based Awards Table” and “Outstanding Equity Awards Value at Year-End Table.”

*EBITDA is a non-GAAP financial measure. A reconciliation of EBITDA to the most directly comparable GAAP financial measure is provided in Appendix A.

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Compensation Discussion and Analysis

Policies and Practices Regarding Timing of Equity Grants

The NCG Committee, in its discretion, typically approves annual grant awards to all eligible employees in January, based on management recommendations and an estimated closing price of our common stock on the grant date. From time to time, our NCG Committee may approve supplemental or other non-recurring grants outside of our annual compensation program.

While we do not have a formal written policy in place with regard to the timing of equity awards in relation to the disclosure of material nonpublic information, the NCG Committee does not seek to time equity grants to take advantage of information, either positive or negative, about our Company that has not been publicly disclosed.

Insider Trading Policy

We have adopted an Insider Trading Policy (the "Policy") governing the purchase, sale, and other dispositions of our securities. The Policy applies to the Company itself and all Company personnel, including directors, officers, employees, and other covered persons. We believe the Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to us. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to the Company’s Form 10-K for the year ended December 31, 2024.

Clawback Policy

The NCG Committee has adopted a comprehensive Clawback Policy in compliance with the mandatory provisions regarding incentive compensation as required by the NYSE rules. The Company will recover incentive compensation paid to an executive oﬃcer that was calculated based upon any ﬁnancial result or performance metric that is later subject to a ﬁnancial restatement and may recover incentive compensation impacted by fraud or misconduct of the executive oﬃcer.

Stock Ownership Guidelines

In order to preserve the link between the interests of our executive officers and those of our stockholders, executive officers are expected to establish and maintain a significant level of stock ownership. Each executive officer is expected to have minimum qualified holdings based on the lesser of the fair market value of a multiple of his or her base salary or the number of shares indicated below. We count unvested time-based and earned performance-based restricted stock units, reduced by 25% representing shares withheld for taxes, towards satisfying the guidelines. The guidelines are reduced beginning at the age of 60 by 10% per year, up to a 50% reduction. New officers have five years from the date they become subject to the guidelines to meet the required ownership level. All of our NEOs currently meet the ownership guidelines. Our other executive officers either meet the ownership guidelines or are within the five-year compliance period.

Position	Guidelines
Executive Chairman of the Board	6.0x salary or 135,000 shares
President and Chief Executive Officer	6.0x salary or 135,000 shares
Executive Vice President	3.0x salary or 40,000 shares

Pension Benefits and Retirement Plans

Supplemental Retirement Plan.  We have a non-qualified, non-contributory supplemental executive retirement plan (the “SERP”). The SERP was established in connection with a defined benefit plan for which the benefits were frozen in 2006 and its obligations settled in 2014. The SERP limits the total annual amount that may be paid to a participant in the SERP from all sources (the former pension plan, social security and the SERP) to $125,000. Effective December 31, 2015, no new benefits can be earned under the SERP. Additional details regarding accumulated benefits under the SERP plan are provided in the “Pension Benefits and Retirement Plans Table.”
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Compensation Discussion and Analysis

Consideration of Last Year’s Advisory Stockholder Vote on Executive Compensation

The Committee considered the strong stockholder support of the compensation paid to our NEOs evidenced by the results of this advisory vote, and together with its analysis, did not make any specific changes to our executive compensation program for 2024 in response. Future annual advisory votes on executive compensation will serve as an additional tool to guide the committee in evaluating the alignment of the company’s executive compensation program with the interests of the company and its stockholders.

Frequency of Advisory Stockholder Vote on Executive Compensation

At our 2021 annual meeting on May 10, 2021, our stockholders expressed a preference that advisory votes on executive compensation occur every year, as recommended by our board. Consistent with this preference, the board implemented an annual advisory vote on executive compensation until the next advisory vote on the frequency of shareholder votes on executive compensation, which will occur no later than the company’s annual meeting of stockholders in 2027.

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NCG Committee Report

The NCG Committee oversees Havertys’ compensation on behalf of the board and operates under a written charter adopted by the board. A copy of the charter is available on Havertys’ website at http://ir.havertys.com/corporate-governance-information/corporate-governance-documents.

The NCG Committee, the members of which are listed below, is responsible for establishing and administering the executive compensation programs of Havertys. The NCG Committee has reviewed and discussed the Compensation Discussion and Analysis with management as required by Item 402(b) of Regulation S-K. Based on such review and discussions, the NCG Committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s 2024 Fiscal Annual Report on Form 10-K.

The Nominating, Compensation, and Governance Committee

L. Allison Dukes Chair	G. Thomas Hough	Derek G. Schiller	Al Trujillo

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Compensation at Havertys

Summary Compensation Table

The following tables and footnotes describe the compensation earned for the last three years by our NEOs. The principal positions reflected below are those effective January 1, 2025.

Name, Principal Position, and Year	Salary	Non-Equity Incentive Plan Compensation (1)	Stock Awards (2)	Change in Pension Value (3)	All Other Compensation (4)	Total
Clarence H. Smith Executive Chairman
2024	$760,000	$266,669	$1,470,572	$42,253	$65,360	$2,604,854
2023	760,000	670,746	1,330,012	60,223	66,713	2,887,694
2022	725,000	772,676	1,150,562	—	30,953	2,679,191
Steven G. Burdette President and Chief Executive Officer
2024	525,000	128,948	496,153	473	48,550	1,199,124
2023	525,000	324,341	472,486	23,326	46,845	1,391,998
2022	462,833	369,516	384,790	—	48,544	1,302,850
Richard B. Hare Executive Vice President, Chief Financial Officer and Corporate Secretary
2024	465,000	114,211	416,760	—	32,839	1,028,810
2023	465,000	266,754	399,988	—	28,842	1,160,584
2022	440,000	304,807	338,614	—	25,850	1,109,271
John L. Gill Executive Vice President, Merchandising
2024	420,000	88,422	337,367	—	31,732	877,521
2023	420,000	222,405	300,007	10,690	27,706	980,808
2022	400,000	255,782	250,130	—	25,133	931,045
Helen B. Bautisa Senior Vice President, Marketing and Digital
2024	380,000	73,334	236,230	—	26,918	716,482
J. Edward Clary Former Executive Vice President and Chief Information Officer
2024	227,500	—	312,570	2,067	271,930	814,067
2023	420,000	222,405	300,007	35,819	26,990	1,005,221
2022	400,000	255,782	250,130	—	32,422	938,334

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Compensation at Havertys

Summary Compensation Table Footnotes

(1)
Non-Equity Incentive Plan Compensation: Amounts for the cash earned under the annual incentive plans. For a description of the plans see “Compensation Discussion and Analysis.” The aggregate awards earned for 2024 were 35.1% of each NEO’s combined MIP target levels. The table below includes the amount of the total award to each NEO and the portion of the award attributable to each component.

	Corporate Performance ($)	Individual Performance	Total Annual Incentive Award ($)
Smith	$114,669	$152,000	$266,669
Burdette	55,448	73,500	128,948
Hare	49,111	65,100	114,211
Gill	38,022	50,400	88,422
Bautista	31,534	41,800	73,334
Clary(a)	—	—	—

(a)	Mr. Clary retired from the company on July 15, 2024 and was not eligible to receive a payout under our MIP programs.

(2)
Stock Awards: These amounts are the full value of the grants on the date the grants were made, as determined in accordance with ASC Topic 718. The full grant date value is calculated using the number of awards multiplied by the closing price of our stock on the date of grant. All the grants were made on January 25, 2024. Awards containing a performance-based vesting condition are included based on achieving target performance. The amounts reported for these awards may not represent the amounts the individuals will actually realize, as the number of shares earned, if any, will depend on actual performance versus goals and the change in our stock price over time.

The table below sets forth the details of the components that make up the 2024 equity awards. The value of the performance shares shown was calculated using the number of shares under the grants multiplied by the share price on the date of grant. The EBITDA performance grants were earned at 52%. No Sales performance grants were earned in 2024.

	Components of Annual Stock Awards				Additional Information
	Value of Time-based shares ($)	Value of Performance Shares - Target ($)		Total	Value of Performance Shares - Maximum ($)
		EBITDA	Sales		EBITDA	Sales
Smith	$294,128	$941,148	$235,296	$1,470,572	$1,647,001	$294,128
Burdette	148,853	277,840	69,460	496,153	486,220	86,825
Hare	125,028	233,386	58,346	416,760	408,425	72,933
Gill	101,203	188,931	47,233	337,367	330,630	59,041
Bautista	100,505	108,601	27,124	236,230	190,043	33,896
Clary (a)	93,771	175,039	43,760	312,570	306,319	54,700

(a)	Mr. Clary was granted these awards on January 25, 2024. He retired from the company effective July 15, 2024, and accordingly, these awards were forfeited.

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Compensation at Havertys

(3)
Change in Pension Value: Represents the aggregate change in the actuarial present value of accumulated benefits under the SERP for the applicable year. These amounts were determined using interest rate and mortality rate assumptions consistent with those used in Note 10 Benefit Plans to our 2024 consolidated financial statements, which are included in our Form 10-K for the year ended December 31, 2024. Year-over-year changes in pension value for the SERP were frozen when the pension plan was terminated in 2014. The SERP monthly benefits are actuarially increased if commencement of such benefits begins after normal retirement age if elected by the participant prior to the SERP being frozen. For 2022, the change in pension value includes the impact of the late retirement factors under the SERP which increased the present values and higher discount rates which decreased present values. The methodology used to calculate the actuarial present value of the accumulated benefits under the SERP as of December 31, 2022 did not include the impact of the late retirement factors. The higher discount rates in 2022 resulted in a total decrease in pension values for the NEOs as follows: Mr. Smith - $23,127, Mr. Burdette - $97,833, Mr. Clary -$144,100 and Mr. Gill - $50,900. In 2024, Mr. Gill’s pension value decreased by $1,024. Our NEOs who joined the company after December 2015 have no benefits under the SERP.

(4)	All Other Compensation: These amounts for 2024 are comprised of items as noted in the following table:

	401 (K) Plan Match(a)	Deferred Compensation Plan Contribution(b)	Other(c)	Total
Smith	$13,800	$32,572	$18,988	$65,360
Burdette	13,800	15,130	19,039	48,550
Hare	13,800	—	19,039	32,839
Gill	13,800	—	17,932	31,732
Bautista	13,800	—	13,118	26,918
Clary	10,743	—	261,187	271,930

(a)	The maximum 401(k) match for calendar year 2024 was $13,800.
(b)	Company contributions to the Deferred Compensation Plan are based on participants’ compensation and contributions.
(c)
Includes: premium costs for covering a portion of medical insurance coverage, additional life insurance, long-term disability coverage, and health examinations. Mr. Clary’s other compensation amount also includes $250,000 for consulting services rendered, post-retirement, in 2024.

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Compensation at Havertys

Grants of Plan Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards (#)(3)(4)
Name, Grant Date and NCG Committee Approval Date	Award Type (1)	Threshold	Target	Maximum	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock (#)	Exercise or Base Price of Awards $/Share(5)	Grant Date Fair Value of Stock Award $(6)
Clarence Smith
1/25/2024	ACMIP-I	$17,024	$608,000	$1,064,000	—	—	—	—	—	—
1/25/2024	ACMIP-II	—	152,000	152,000	—	—	—	—	—	—
1/25/2024	PRSU	—	—	—	10,840	27,099	47,423	—	$34.73	$941,148
1/25/2024	PRSU.1	—	—	—	2,710	6,775	8,469	—	34.73	235,296
1/25/2024	RSU	—	—	—	—	—	—	8,469	34.73	294,128
Steven Burdette
1/25/2024	ACMIP-I	8,232	294,000	514,500	—	—	—	—	—	—
1/25/2024	ACMIP-II	—	73,500	73,500	—	—	—	—	—	—
1/25/2024	PRSU	—	—	—	3,200	8,000	14,000	—	34.73	277,840
1/25/2024	PRSU.1	—	—	—	800	2,000	2,500	—	34.73	69,460
1/25/2024	RSU	—	—	—	—	—	—	4,286	34.73	148,853
Richard Hare
1/25/2024	ACMIP-I	7,291	260,400	455,700	—	—	—	—	—	—
1/25/2024	ACMIP-II	—	65,100	65,100	—	—	—	—	—	—
1/25/2024	PRSU	—	—	—	2,688	6,720	11,760	—	34.73	233,386
1/25/2024	PRSU.1	—	—	—	672	1,680	2,100	—	34.73	58,346
1/25/2024	RSU	—	—	—	—	—	—	3,600	34.73	125,028
John Gill
1/25/2024	ACMIP-I	6,115	218,400	382,200	—	—	—	—	—	—
1/25/2024	ACMIP-II	—	50,400	50,400	—	—	—	—	—	—
1/25/2024	PRSU	—	—	—	2,176	5,440	9,520	—	34.73	188,931
1/25/2024	PRSU.1	—	—	—	544	1,360	1,700	—	34.73	47,233
1/25/2024	RSU	—	—	—	—	—	—	2,914	34.73	101,203
Helen Bautista
1/25/2024	ACMIP-I	4,682	167,200	292,600	—	—	—	—	—	—
1/25/2024	ACMIP-II		41,800	41,800	—	—	—	—	—	—
1/25/2024	PRSU	—	—	—	1,251	3,127	5,472	—	34.73	108,601
1/25/2024	PRSU.1	—	—	—	312	781	976	—	34.73	27,124
1/25/2024	RSU	—	—	—	—	—	—	2,606	34.73	90,506
11/12/2024	RSU	—	—	—	—	—	—	445	22.47	9,999
Ed Clary
1/25/2024	ACMIP-I	6,115	218,400	382,200	—	—	—	—	—	—
1/25/2024	ACMIP-II	—	54,600	54,600	—	—	—	—	—	—
1/25/2024	PRSU	—	—	—	2,016	5,040	8,820	—	34.73	175,039
1/25/2024	PRSU.1	—	—	—	504	1,260	1,575	—	34.73	43,760
1/25/2024	RSU	—	—	—	—	—	—	2,700	34.73	93,771

(1)	Award Type: ACMIP-I = Annual Cash Management Incentive Plan Compensation based on company performance
ACMIP-II = Annual Cash Management Incentive Plan Compensation based on individual performance
PRSU = Performance Restricted Stock Units contingent – EBITDA
PRSU.1 = Performance Restricted Stock Units contingent – Sales
RSU = Restricted Stock Unit
(2)
The 2024 Non-Equity Incentive Plans as discussed above provided for a target payout for 100% attainment of the goals and decreased to the payout threshold and increased to the maximum payout noted above. The combination of the approved MIP-1 and MIP-II payouts resulted in a total average MIP payout of 35.1% of target.

(3)	The PRSU grant is based on 2024 adjusted EBITDA as discussed above. The number of shares actually achieved were 52% of the target and are shown as outstanding awards on page 30.
(4)	The PRSU.1 grant is based on a sales target for 2024. No shares were earned for 2024.
(5)	The base price for the PRSUs and RSUs is the closing price of our stock on the date of grant.
(6)	The fair value for the PRSUs and RSUs was determined using the target number of shares granted multiplied by the closing stock price on the grant date, in accordance with ASC Topic 718.

2025 Proxy Statement |29

Compensation at Havertys

Outstanding Equity Awards at Fiscal Year-End Table

The following table includes certain information with respect to the value of all unvested stock awards previously granted to the NEOs as of  December 31, 2024. The market value of shares of stock that have not vested is based on the closing market price as of December 31, 2024, the last trading day of 2024, which was $22.26. Mr. Clary retired from the company effective July 15, 2024, and, accordingly, forfeited all unvested awards.

		Stock Awards
Name	Date Awarded	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Award: Market or Payout Value of Unearned Shares That Have Not Vested ($)

Clarence Smith
1/26/22(1)		2,631	$58,566
1/26/22(2)		25,592	569,678
1/26/22(3)		6,237	138,836
1/26/23(1)		5,296	117,889
1/26/23(4)		20,722	461,272
1/26/23(5)		2,747	61,148
1/25/24(1)		8,146	181,330
1/25/24(6)		14,091	313,665

Steven Burdette
1/26/22(1)		1,320	29,383
1/26/22(2)		7,787	173,339
1/26/22(3)		1,899	42,272
1/26/23(1)		2,822	62,818
1/26/23(4)		6,697	149,075
1/26/23(5)		888	19,767
1/25/24(1)		4,286	95,406
1/25/24(6)		4,160	92,601

Richard Hare
1/26/22(1)		1,162	25,866
1/26/22(2)		6,853	152,548
1/26/22(3)		1,671	37,196
1/26/23(1)		2,389	53,179
1/26/23(4)		5,669	126,192
1/26/23(5)		752	16,740
1/25/24(1)		3,600	80,136
1/25/24(6)		3,494	77,776

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Compensation at Havertys

Outstanding Equity Awards Table (continued)

		Stock Awards
Name	Date Awarded	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Award: Market or Payout Value of Unearned Shares That Have Not Vested ($)

John Gill
1/26/22(1)		858	19,099
1/26/22(2)		5,063	112,702
1/26/22(3)		1,234	27,469
1/26/23(1)		1,792	39,890
1/26/23(4)		4,252	94,650
1/26/23(5)		564	12,555
1/25/24(1)		2,914	64,866
1/25/24(6)		2,829	62,973

Helen Bautista
1/26/22(1)		847	18,853
1/26/22(2)		3,212	71,499
1/26/22(3)		783	17,430
1/26/23(1)		1,709	38,042
1/26/23(4)		2,606	58,010
1/26/23(5)		345	7,680
1/25/24(1)		2,606	58,010
11/12/24(7)		445	9,906
1/25/24(1)		1,626	36,195

Outstanding Equity Awards Table Footnotes

Award Information		Vesting Rate	Vesting Dates	Conditions

(1)	Restricted Stock Units	33.3% per year	May 8 each year beginning year following grant date	Continued employment through vesting date.
(2)	Performance Restricted Stock Units	100%	February 28, 2025	Based on 2022 EBITDA, shares achieved at 104.3% of target.
(3)	Performance Restricted Stock Units	100%	February 28, 2025	Based on 2022 consolidated sales, shares achieved at 101.7% of target.
(4)	Performance Restricted Stock Units	100%	February 28, 2026	Based on 2023 EBITDA, shares achieved at 83.9% of target.
(5)	Performance Restricted Stock Units	100%	February 28, 2026	Based on 2023 consolidated sales, shares achieved at 44.5% of target.
(6)	Performance Restricted Stock Units	100%	February 28, 2027	Based on 2024 EBITDA, shares achieved at 52.0% of target.
(7)	Restricted Stock Units	100%	May 8, 2026	Continued employment through vesting date.

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Compensation at Havertys

Option Exercises and Stock Vested Table

The following table includes certain information with respect to the vesting of restricted stock awards of the NEOs for the year ended December 31, 2024.

	Option and SSARs Award		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(1)
Clarence Smith	—	—	52,526	$1,719,748
Steven Burdette	—	—	17,027	546,297
Richard Hare	—	—	15,559	507,014
John Gill	—	—	12,297	401,234
Helen Bautista	—	—	6,870	219,670
Ed Clary	—	—	12,297	401,234

(1)
The value realized reflects the taxable value to the NEO as of the date of the vesting of restricted stock units. The actual value ultimately realized by the NEO may be more or less than the value realized calculated in the above table depending on whether and when the NEO held or sold the stock associated with the vesting occurrence.

(2)
The number of shares acquired on vesting is the gross number, including shares surrendered to us for the payment of withholding taxes. The following table outlines the net number of shares received by the NEOs.

Name	Net Shares Received (#)
Smith	29,485
Burdette	9,302
Hare	8,500
Gill	7,396
Bautista	4,269
Clary	7,701

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Compensation at Havertys

Non-Qualified Deferred Compensation Plans

Top Hat Mutual Fund Option Plan. The Top Hat Mutual Fund Option Plan (the “Top Hat Plan”) was designed to accumulate retirement funds for selected employees, including the executive officers. The Top Hat Plan allowed participants to defer up to 100% of their cash incentive compensation in exchange for an option to buy selected mutual funds at a discount equal to the bonus they would have otherwise received. Deferrals under the Top Hat Plan were suspended in 2005. Participants may withdraw any or all amounts at any time but not later than fifteen years from leaving our employment. The following table includes certain information for those NEOs in the Top Hat Plan.

Name	Aggregate Earnings (Loss) in 2024($)	Aggregate Withdrawals/ Distributions in 2024 ($)	Aggregate Balance at Last FYE ($)
Clarence Smith	$84,598	—	$508,057
Ed Clary	81,402	—	702,689

Deferred Compensation Plan. In January 2011, Havertys instituted a Deferred Compensation Plan for certain employees, including the NEOs. Under this plan participants may voluntarily defer receipt of up to 50% of their salary and 100% of their cash bonuses or non-equity plan compensation and allocate the deferred amounts among a group of investment options that mirrors the fund choices available in Havertys’ 401(k) Plan. Havertys may also make a percentage contribution of excess compensation to each participant. “Excess Compensation” refers to compensation above which a participant cannot receive an employer matching contribution under the existing 401(k) limits. The percentage company contribution was 3% for 2024. In general, deferred amounts are distributed to the participant upon termination or at a specified date as elected by the participant or as required by the plan. The following table includes information for those NEOs participating in the Deferred Compensation Plan. Mr. Gill and Ms. Bautista do not participate in the Deferred Compensation Plan.

Name	Executive Contributions in 2024 ($)(1)	Company Contributions for 2024 ($)(2)	Aggregate Earnings (Loss) in 2024 ($)(3)	Aggregate Withdrawals/ Distributions in 2024 ($)	Aggregate Balance at Last FYE ($)(4)
Clarence Smith	$154,000	$32,572	$509,486	$(201,642)	$4,879,923
Steven Burdette	114,142	15,130	70,307	(93,441)	760,348
Richard Hare	—	—	26,782	—	277,348
Ed Clary	2,275	—	180,823	—	888,719

(1)	Amounts included in this column have been included for the applicable year in the “Salary” and “Non-Equity Incentive Plan Compensation” columns in the Summary Compensation Table.
(2)	Amounts included in this column have been reported for the applicable year in the “All Other Compensation” column of the Summary Compensation Table.
(3)
Amounts included in this column do not constitute above-market or preferential earnings and accordingly such amounts are not reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.

(4)
All amounts included in this column have been reported in the current or prior years as either salary, non-equity incentive compensation or all other compensation in the summary compensation tables or as earnings or withdrawals in the deferred compensation tables.

2025 Proxy Statement |33

Compensation at Havertys

Pension Benefits and Retirement Plans

Retirement benefits are provided through Havertys 401(k) Plan and the SERP, which are described in the CD&A. The change in pension value can be impacted by the change in assumptions used to estimate present values. Please refer to Note 10, Benefit Plans to our financial statements in our annual report for the year ended December 31, 2024 for information on the assumptions related to the SERP.

The following table provides certain information on the retirement benefits available under the SERP Plan for each eligible NEO as of December 31, 2024. Our NEOs who joined Havertys after December 2015 have no benefits under the SERP.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments during last fiscal year ($)
Clarence Smith	SERP	40	$780,640	—
Steven Burdette	SERP	32	282,531	—
John Gill	SERP	15	119,513	—
Ed Clary	SERP	25	444,476	—

The SERP Plan permits participants with 15 or more years of service to retire as early as age 55 with a reduction in the amount of their monthly benefits ranging from 50% at age 55 to 93.3% at age 64. As of December 31, 2024, Clarence Smith was eligible for retirement with no reduction in benefits. Messrs. Burdette, Clary, and Gill are eligible for reduced benefits ranging from approximately 73.3% to 93.3%.

2024 Potential Payments upon Termination or Change in Control

The table on page 36 summarizes the estimated payments to be made under our agreements or plans which provide for payments to an NEO following, or in connection with, any termination of employment, including by resignation, retirement, death, disability, constructive termination, or termination following change in control. Such amounts are estimates to be paid under hypothetical circumstances and under the terms of the plans as they now exist. As required by the SEC, we have assumed that employment terminated on December 31, 2024 and that the price per share of our common stock is the closing market price as of December 31, 2024 which was $22.26. Actual payments in such circumstances may differ for a variety of reasons. The amounts reported below do not include amounts to be provided to a NEO under any arrangement which does not discriminate in scope, terms, or operation in favor of our executive officers, and which is available generally to all salaried employees. Also, this table does not include amounts reported in the deferred compensation tables or the pension benefits table, except for those receiving retirement benefits.

Salary. None of our NEOs has an employment agreement which guarantees them employment for any period of time. Therefore, we would only make post-termination payments of salary or severance to a NEO under our change in control agreement.

Change in control agreements. Our executive officers and other team members have built Havertys into the successful enterprise that it is today, and we believe that it is important to protect them in the event of a change in control. The board has therefore approved change in control agreements for our NEOs (the “Agreements”). The term of each Agreement automatically renews each January 1 unless notice is otherwise provided by Havertys.

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Compensation at Havertys

The Agreements provide benefits under a qualifying termination of employment within 24 months following a change in control. The benefits the individuals would be entitled to receive include:

•
Severance payments – calculated as equal to two times the sum of: (1) the higher of the individual’s annual base salary or the average annual base salary for the three years immediately prior to the event upon which the notice of termination is based and (2) the higher of the amount paid as annual non-equity incentive compensation or the average amount paid in the three years preceding that in which the date of termination occurs.

•
Final year bonus – a pro-rata amount for the annual incentive plan performance period in which the date of termination occurs, the calculation and payment of which depend on when the date of termination occurs.

•	Reimbursement for medical and life insurance premiums – payments for a period of 24 months after the date of termination.

•
Acceleration of vesting on then-outstanding stock options and restricted stock awards; then-outstanding performance shares would be governed by the plan under which they were awarded. See “Accelerated Vesting of Long-Term Incentives” below for additional details on the outstanding awards.

We do not have employment agreements with any of our executive officers and there are no other written agreements related to termination other than the change in control agreements.

Accelerated Vesting of Long-Term Incentives. We have provided long-term incentives to our NEOs through performance and time-vested restricted stock units. Terms of accelerated vesting for long-term incentives upon various termination scenarios are described below. Long-term incentive awards made in certain years to retirement-eligible individuals may continue to vest after retirement. All awards outstanding as of December 31, 2024 have been granted under our 2021 Long-Term Incentive Plan (the “2021 LTIP”).

Time Vested Restricted Stock Units (RSUs). Time based RSUs vest annually pro rata over three years, provided the executive has remained an active team member from the grant date through the vesting date. Generally, unvested RSU grants will vest in full if an NEO’s termination of employment is by reason of death or disability and will continue to vest if due to retirement, subject to the executive’s compliance with certain restrictive covenants. We calculated the value of RSUs using our market price as of December 31, 2024 which was $22.26.

Performance RSUs based on EBITDA and Sales (PRSUs). Upon termination of employment during the performance period by reason of death, disability, or retirement, unvested PRSUs will vest based on actual performance through the date of death, disability or retirement. After the performance period, the PRSUs will vest according to the grant agreement. At December 31, 2024, the number of units earned for all PRSUs were known and we calculated their value using our market price which was $22.26.

Awards of long-term incentives granted under the 2021 LTIP have double-trigger change-in-control vesting; if awards granted under the 2021 LTIP are assumed by the successor entity in connection with a change of control of the company, such awards will not automatically vest and pay out upon the change in control.

Retirement Plans. Benefits under the Supplemental Executive Retirement Plan (SERP) were frozen in December 2015. Our NEOs who joined Havertys after December 2015 have no benefits under the SERP. The benefits under the SERP are not enhanced upon any termination.

2025 Proxy Statement |35

Compensation at Havertys

2024 Potential Payments upon Termination or Change in Control

Name	Voluntary ($)		Involuntary Not for Cause ($)		For Cause ($)		Change in Control No Termination ($)	Change in Control Involuntary for Good Reason/Not for Cause ($)	Death(3) ($)	Disability(3) ($)
Clarence Smith
Severance	—		—		—		—	2,660,061	—	—
Healthcare and Other	—		—		—		—	49,431	—	—
Long-Term Incentive	—	(2)	—	(2)	—	(2)	1,902,384	1,902,384	1,902,384	1,902,384
Retirement Plans(1)	—		—		—		—	—	—	—
Steven Burdette
Severance	—		—		—		—	1,598,537	—	—
Healthcare and Other	—		—		—		—	49,431	—	—
Long-Term Incentive	—	(2)	—	(2)	—	(2)	664,661	664,661	664,661	664,661
Retirement Plans(1)	—		—		—		—	—	—	—
Richard Hare
Severance	—		—		—		—	1,387,181	—	—
Healthcare and Other	—		—		—		—	64,167	—	—
Long-Term Incentive	—	(2)	—	(2)	—	(2)	569,633	569,633	569,633	569,633
Retirement Plans(1)	—		—		—		—	—	—	—
John Gill
Severance	—		—		—		—	1,217,739	—	—
Healthcare and Other	—		—		—		—	49,431	—	—
Long-Term Incentive	—	(2)	—	(2)	—	(2)	434,204	434,204	434,204	434,204
Retirement Plans(1)	—		—		—		—	—	—	—
Helen Bautista
Severance	—		—		—		—	780,365	—	—
Healthcare and Other	—		—		—		—	60,183	—	—
Long-Term Incentive	—	(2)	—	(2)	—	(2)	315,625	315,625	315,625	315,625
Retirement Plans(1)	—		—		—		—	—	—	—
Ed Clary(4)	—		—		—		—	—	—	—

1.	We disclose the amounts related to the SERP Plan and the plans in which each NEO participates in the Pension Benefits, the Top Hat Mutual Fund Option Plan and the Deferred Compensation Plan Tables.
2.
Mr. Smith was the only NEO that was retirement eligible for purposes of the long-term incentive awards as of December 31, 2024. If he had retired on such date, his outstanding awards would not have automatically vested. Therefore, we report zero value in the table above (considering for this purpose, “retirement” is a subset of voluntary termination). However, his awards would continue to vest following his retirement through the end of the respective vesting periods, subject to his compliance with certain restrictive covenants. The values of such awards as of December 31, 2024 were $1,902,384.

3.
Time-based RSUs vest in full upon an NEO’s termination of employment by reason of death or disability. Similarly, PRSUs generally vest upon an NEO’s termination of employment by reason of death or disability based on actual performance through the date of death or disability, which for purposes of this table is assumed to be December 31, 2024.

4.	Mr. Clary retired from the company effective July 15, 2024. He provided consulting services through December 31, 2024, and received $250,000 as payment for such services.

The amounts shown in the table for “Change in Control No Termination” assume the successor entity in connection with the change of control does not assume the awards granted under the 2021 LTIP. All amounts shown in the above table would be paid in lump-sum payments by us in accordance with the applicable grant agreements.
2025 Proxy Statement |36

Compensation at Havertys

CEO Pay Ratio

The SEC requires the disclosure of the CEO to median employee pay ratio. We identified the median team member by examining the 2024 total cash compensation for all individuals, excluding our CEO, who were employed by us on December 31, 2024. We included all individuals, whether employed on a full-time or part-time basis. We annualized the cash compensation for all permanent team members who were not employed for the entire period. We did not make full-time adjustments for part-time team members. We believe the use of total cash compensation for all team members is a consistently applied compensation measure because we do not widely distribute annual equity awards to team members.

After identifying the median team member based on total cash compensation, we calculated annual total compensation for such team member using the same methodology we use for our NEOs as set forth in the 2024 Summary Compensation Table in this Proxy Statement. In 2024, our CEO, Mr. Smith, had a total annual compensation of $2,604,854. Our median employee’s annual total compensation for 2024 was $67,232. As a result, we estimate that Mr. Smith’s 2024 annual total compensation was approximately 39 times that of our median team member, or 39:1.

Given the different methodologies that various public companies are allowed to use to determine their pay ratio, the ratio we report may not be comparable to those reported by other companies.

Pay-Versus-Performance

As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain company financial performance metrics. For further information concerning our approach to pay-for-performance, refer to the Compensation Discussion and Analysis, beginning on page 15.

The following table provides information showing the relationship during 2024, 2023, 2022, 2021, and 2020 between (1) total compensation as reflected in the Summary Compensation Table ("SCT”), (2) executive compensation “actually paid” (“CAP”) (as defined by SEC rule and further described below) to (a) each person serving as our principal executive officer (“PEO”) (also referred to as our CEO) and (b) our non-PEO named executive officers (also referred to below as other NEOs), on an average basis, and (3) the company’s financial performance. The Company’s selected performance measure included in the chart below is Pre-Tax Income. Information presented in this section will not be deemed to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, except as we may specifically do so by reference to this section.

2025 Proxy Statement |37

Compensation at Havertys

Pay-Versus-Performance Table

					Value of initial Fixed $100 Investment			Company Selected Financial Performance Measure
Year	SCT Total Compensation for PEO (1)	Compensation Actually Paid to PEO	Average SCT Total Compensation For Non-PEO NEOs (2)	Average Compensation Actually Paid to Non‑PEO NEOs	Total Shareholder Return	Peer Group Total Shareholder Return (3)	Net Income (4) (in 000s)	Pre-Tax Income (5) (in 000s)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	$2,604,854	$609,226	$927,201	$366,433	$162	$201	$19,956	$26,153
2023	2,887,694	3,479,323	1,134,652	1,292,075	246	142	56,319	72,711
2022	2,679,191	2,646,013	1,170,014	959,065	193	122	89,358	119,501
2021	3,161,832	3,814,594	1,215,126	1,490,490	184	184	90,803	118,535
2020	2,437,008	3,382,845	1,013,649	1,268,297	153	136	59,148	76,731

1.	Clarence Smith served as our CEO for each year presented.
2.	The NEOs included in this calculation for each year are:
2024 – Steve Burdette, Richard Hare, John Gill, Helen Bautista and Ed Clary.
2023 – Steve Burdette, Richard Hare, Ed Clary, and John Gill
2022 – Steve Burdette, Richard Hare, Ed Clary, John Gill and Rawson Haverty
2021 – Steve Burdette, Richard Hare, Ed Clary, and John Gill
2020 – Steve Burdette, Richard Hare, Ed Clary, and John Gill
3.	The peer group TSR is based on the cumulative return of the NYSE/AMEX/Nasdaq Home Furnishings & Equipment Store Index (SIC Codes 5700-5799).
4.	Net income as included in our 2024 Annual Report on Form 10-K.
5.	Pre-tax income, or income before income taxes, as included in our 2024 Annual Report on Form 10-K.
6.
The additional table below sets forth each of the amounts required by SEC rule to be deducted from and added to the amount of total compensation as reflected in the Summary Compensation Table, to calculate CAP. There were no assumptions made in the valuation of equity awards that differ materially from those disclosed as of the grant date of such equity awards.

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Compensation at Havertys

2024 Reconciliation	PEO	Other NEOs
Total Compensation From SCT	$2,604,854	$927,201
DEDUCT: grant date fair value (GDFV) of equity awards granted during FY	$1,470,572	$359,816
ADD: FV as of FY-end of equity awards granted during the year that are outstanding and unvested as of FY-end	$494,996	$138,813
ADD: change as of end of FY in FV of awards granted in any prior year that are outstanding and unvested as of FY-end	$(837,098)	$(215,079)
ADD: change as of the vesting date (from end of prior FY) in FV for any equity awards granted in any prior year that vested at the end of or during FY	$(140,701)	$(39,666)
DEDUCT: FV at the end of the prior FY for awards granted in any prior year that failed to meet applicable vesting conditions or were cancelled during FY	$—	$84,512
DEDUCT: change in actuarial present value of the accumulated benefit under all defined benefit and actuarial pension plans reported in SCT(1)	$42,253	$508
Compensation Actually Paid (CAP) as defined by SEC Rule	$609,226	$366,433

(1)	As discussed on page 23, the SERP Plan was frozen in 2006 and accordingly there are no changes related to service costs and prior service costs.

2025 Proxy Statement |39

Compensation at Havertys

Financial Performance Measures
Our executive compensation program and compensation decisions reflect the guiding principles of aligning long-term performance and shareholder interests. The metrics used within our incentive plans are selected to support these objectives. The most important financial performance measures used by the company to link executive compensation actually paid to the company’s NEOs for the most recently completed fiscal year to the company’s performance are as follows:

•	Pre-Tax Income
•	Adjusted EBITDA
•	Net Sales

Analysis of the Information Presented in the Pay-versus-Performance Table

While the company utilizes several performance measures to align executive compensation with company performance, not all of those company measures are presented in the Pay-versus-Performance Table set forth above. Moreover, the company generally seeks to incentivize positive long-term performance and, therefore, does not specifically align the company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v), the company is providing the following descriptions of the relationships between information presented in the Pay‑versus-Performance table.

TSR: TSR has the most direct and significant impact on CEO and NEO compensation actually paid. This is primarily driven by our compensation program design, which is structured with a significant portion of compensation delivered in equity awards (RSUs and PRSUs). The graphs below show the relationship between (1) compensation actually paid to our CEO and the average of the compensation actually paid to our other NEOs and our cumulative TSR and (2) our cumulative TSR and peer group TSR, over the five fiscal years ending December 31, 2024.

CAP versus TSR

$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
Compensation Actually Paid ("CAP") $000s
$300
$250
$200
$150
$100
$50
$0
Total Shareholder Return (TSR) Value of Initial Fixed $100 Investment
$3,383
$1,268
$3,815
$1,490
$2,646
$959
$3,479
$1,292
$609
$366
$153
$184
$193
$246
$162
2020
2021
2022
2023
2024
CAP to PEO
Average CAP to Non-PEO NEOs
Company TSR

2025 Proxy Statement |40

Compensation at Havertys

TSR: Company versus Peer Group

Pre-Tax Income: Pre-Tax Income impacts on CEO and NEO compensation actually paid because it is the primary metric in our MIP-I Plan. The graphs below show the relationship between compensation actually paid to our CEO and the average of the compensation actually paid to our other NEOs and our pre-tax income over the five fiscal years ending December 31, 2024.

CAP versus Pre-Tax Income

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Compensation at Havertys

Net Income: SEC rules require that net income be presented as a performance measure in the Pay-versus-Performance Table above. The graph below shows the relationship between compensation actually paid to our CEO and the average of the compensation actually paid to our other NEOs and net income attributable to Havertys over the five fiscal years ending December 31, 2024, as reported in the company’s consolidated financial statements.

CAP versus Net Income

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Proposal 2: Advisory Vote on Executive Compensation

What am I voting on?	Advisory vote to approve named executive officers’ compensation (“say-on-pay-vote”).
Voting recommendation:	Our board of directors recommends a vote “For” approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers.

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act, the Company provides its stockholders with the opportunity each year to vote to approve, on an advisory basis, the compensation of our named executive officers. The Company recommends that you vote for the approval of the compensation of our NEOs as described in this Proxy Statement. Accordingly, you may vote on the following resolution at the meeting:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in the Company’s Proxy Statement for the 2025 Annual Meeting of Stockholders.

As described in the Compensation Discussion and Analysis beginning on page 15, the Company’s compensation philosophy is to align executive pay with company performance. We believe that this alignment motivates our executives to achieve our key financial and strategic goals, creating long-term stockholder value.

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any NEO and will not be binding on or overrule any decisions by the NCG Committee or the board. Because we value our stockholders’ views, however, the NCG Committee and the board will consider the results of this advisory vote when formulating future executive compensation policy. As noted on page 24 in the Compensation Discussion and Analysis, the NCG Committee considered the result of last year’s vote, in which approximately 98% of the shares voted were in support of the compensation of the Company’s NEOs. Your advisory vote serves as an additional tool to guide the NCG Committee and the Board in continuing to align the Company’s executive compensation program with the interests of the Company and its stockholders and is consistent with our commitment to high standards of corporate governance.

This proposal, commonly known as a “say-on-pay” proposal, gives you, as a stockholder, the opportunity to express your views on our executive compensation policies for our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the framework, policies, and procedures described in this Proxy Statement.

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Equity Compensation Plan Information

Information as of December 31, 2024 regarding our equity compensation plans is summarized as follows:

Plan Category	Number of Securities to be issued upon exercise of outstanding equity awards (a)	Weighted-average exercise price of outstanding options and stock-settled stock appreciation rights (SSARs) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a)) (c)
Equity compensation plans approved by stockholders:
Long-Term Incentive Plans (1)	461,310	—	759,638
Non-Employee Director Compensation Plan	136,579	—	386,531
Equity compensation plans not approved by stockholders		—
Total	597,889	—	1,146,169

(1)	Shares issuable pursuant to outstanding equity awards under our 2021 LTIP.
(2)
This number is comprised entirely of full value restricted stock units including shares issued pursuant to outstanding performance-based restricted stock units. Upon vesting shares of common stock are issued for each restricted unit on a 1-for-1 basis.

(3)	Any shares from the 2021 LTIP which are forfeited, expired, or cancelled are made available for use under the 2021 LTIP.
(4)	Shares deferred under the Directors’ Deferred Compensation Plan. Shares are issued from those held in the company’s treasury.
(5)	Shares remaining under the Non-Employee Director Compensation Plan. Shares are issued from those held in the company’s treasury.

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Audit Committee Report

The Audit Committee oversees Havertys’ financial reporting process on behalf of the board. Havertys’ management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. Havertys’ independent registered public accounting firm, or “independent accountants,” is responsible for auditing its consolidated financial statements and providing an opinion as to their conformity with accounting principles generally accepted in the United States as well as attesting and reporting on the effectiveness of its internal controls over financial reporting.

The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Consequently, in carrying out its oversight responsibilities, it shall not be charged with, and is not providing, any expert or special assurance as to Havertys’ financial statements, or any professional certification as to the independent accountants’ work. In addition, the Audit Committee has relied on management’s representation that the financial statements have been prepared with integrity and objectively in conformity with accounting principles generally accepted in the United States and on the representations of an independent registered public accounting firm included in its report on Havertys’ financial statements.

The Audit Committee is comprised entirely of four independent directors as defined by the NYSE listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. The Audit Committee is governed by a charter that enumerates its purpose and responsibilities, a copy of which is available on Havertys’ website at https://ir.havertys.com/corporate-governance-information/corporate-governance-documents.

The Audit Committee met four times during 2024 and schedules its meetings to ensure enough time is available to devote attention to its tasks. In carrying out its responsibilities, the Audit Committee among other things:

• meets with management and the independent registered public accounting firm, Grant Thornton LLP (“Grant Thornton”) to review and discuss Havertys’ accounting policies and significant estimates;
• discusses with Havertys’ internal auditors and Grant Thornton the overall scope and plans for their respective estimates;
• meets with both the internal auditors and Grant Thornton, with and without management present, to discuss the results of their examinations;
• reviews and discusses quarterly and annual financial reports prior to filing with the SEC and quarterly earnings press releases;
• supervises the relationship between Havertys and Grant Thornton, including having direct responsibility for Grant Thornton’s appointment, compensation, retention, and oversight; reviewing the scope of their audit services; approving audit and non-audit services; and confirming Grant Thornton’s independence;
• reviews with senior management significant risks and the processes by which risk is identified, assessed, and mitigated; and
• selects for the stockholders’ ratification, the independent registered public accounting firm for 2025.

(continued)

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Audit Committee Report

The Audit Committee further discussed with representatives of Grant Thornton the matters required to be discussed with audit committees by the applicable requirements of the Public Company Accounting Oversight Board’s standards and the SEC. The Committee also received the written disclosures and the letter from Grant Thornton required by the applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the Committee concerning independence concerning independence and discussed with representatives of Grant Thornton the independence of that firm.

The Audit Committee also reviewed and discussed together with management and Grant Thornton, Havertys’ audited financial statements for the year ended December 31, 2024, and the results of management’s assessments of the effectiveness of the company’s internal control over financial reporting and Grant Thornton’s audit of internal control over financial reporting.

Based on these reviews and discussions, the Audit Committee recommended to the board that the audited financial statements be included in Havertys’ Annual Report on Form 10-K for the year ended December 31, 2024.

The Audit Committee

Al Trujillo Chair	Michael R. Cote	G. Thomas Hough	Vicki R. Palmer

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Audit Matters

Approval Policies and Procedures

Grant Thornton LLP acts as Havertys’ independent auditor. The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax, and other services performed by the independent auditor.
The policy provides for pre-approval by the Audit Committee of specifically-defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to its chairman the authority to approve permitted services. The chairman reports any decisions at the next scheduled Audit Committee meeting. Additionally, engagements exceeding $200,000 must receive advance approval by the Audit Committee. All of the fees detailed below were pre-approved by the Audit Committee.

Principal Accounting Fees Paid to Independent Auditors

Item	2024	2023
Audit Fees (a)	$780,000	$746,000
Audit-Related Fees (b)	—	—
Tax Fees (c)	17,000	27,752
All Other Fees (d)	—	—
Total Fees	$797,000	$773,752
(a) Audit Fees. Included in this category are fees for the annual audits of the financial statements and internal controls, quarterly financial statement reviews, and consents.
(b) Audit-Related Fees. No audit-related fees were incurred in 2024 and 2023.
(c) Tax Fees. These fees include charges for tax research projects.
(d) All Other Fees. No other fees were incurred in 2024 and 2023.

As noted on page 53 in the information about our annual meeting, we have historically received proxies representing approximately 90% of eligible shares and had no stockholders in attendance at our annual meeting. Accordingly, this is a very brief meeting conducted by our Corporate Secretary or other company representative. Our directors, other members of senior management, and representatives of Grant Thornton will not be present at the annual meeting. As such, representatives from Grant Thornton will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions.
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Proposal 3: Ratification of the Appointment of our Independent Registered Public Accounting Firm

What am I voting on?	Ratification of the appointment of our independent registered public accounting firm for 2025.
Voting recommendation:	Our board of directors recommends a vote “For” the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2025.

The Audit Committee has selected Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, and we are asking our stockholders to ratify this appointment. Although ratification is not required by our bylaws or otherwise, the board is submitting the appointment of Grant Thornton to our stockholders for ratification because we value our stockholders’ views and as a matter of good corporate practice.
In the event that our stockholders fail to ratify the appointment, the Audit Committee will consider it as a direction to evaluate the appointment of a different firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of our company and our stockholders.

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Ownership of Havertys Securities

Ownership by Our Principal Stockholders

Set forth in the table below is information about the number of shares held by persons we know to be beneficial owners of more than 5% of the issued and outstanding shares of our common stock or Class A common stock as of March 11, 2025. An asterisk indicates less than 1% of outstanding shares of that respective class.

	Common Stock		Class A Common Stock
Name and address of Beneficial Holder	Amount and Nature of Beneficial Ownership	Percent of Class(1)	Amount and Nature of Beneficial Ownership	Percent of Class(1)

Blackrock, Inc. 50 Hudson Yards, New York, NY 10001	1,403,547	(3)	9.4%	—		—
The Burton Partnership 614 W. Bay Street Tampa, FL	1,228,255	(4)	8.2%
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746	1,084,464	(5)	7.2%	—		—
Pzena Investment Management LLC 320 Park Avenue, 8th Floor New York, NY 10022	962,102	(6)	6.4%	—		—
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,088,133	(7)	7.3%	—		—
Villa Clare Partners, L.P. 780 Johnson Ferry Road, NE, Atlanta, GA 30342	—		—	603,497	(8)	48.5%
Rawson Haverty, Jr. PO Box 71175, Marietta, GA 30007-1175	18,222	(10)	*	160,959	(9)(10)	12.9%
Clarence H. Smith 780 Johnson Ferry Road, NE, Atlanta, GA 30342	129,219	(11)(12)	*	113,986	(13)	9.2%

(1)	Based on 15,001,596 shares of our common stock outstanding on March 11, 2025.
(2)	Based on 1,244,976 shares of Class A common stock outstanding on March 11, 2025.
(3)	According to Schedule 13G/A filed on February 5, 2025, BlackRock, Inc. holds sole voting power over 1,371,489 shares and sole dispositive power over 1,403,547 shares of common stock.
(4)
According to Schedule 13G filed on June 1, 2016, The Burton Partnership, LP, The Burton Partnership (QP), LP and Donald W. Burton, General Partner, hold sole voting and dispositive power over 1,228,255 shares of common stock.

(5)
According to Schedule 13G/A filed on January 23, 2025, Dimensional Fund Advisors LP (“Dimensional”) holds sole voting power over 1,066,141 shares and sole dispositive power over 1,084,464 shares of common stock. Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and furnishes investment advice to our investment companies registered under the Investment Company Act of 1940 and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (the “Funds”). The shares reported above are owned by the Funds. Dimensional possesses investment and/or voting power over the shares held by the Funds. Dimensional disclaims beneficial ownership of these securities.

(6)
According to Schedule 13G/A filed on January 30, 2025, Pzena Investment Management LLC holds sole voting and dispositive power over 645,263 shares of common stock and sole dispositive power over 962,102 shares of common stock.

(7)
According to Schedule 13G/A filed on February 13, 2024, The Vanguard Group holds shared voting power over 9,848 shares, sole dispositive power over 1,066,841 shares of common stock and shared dispositive power over 21,292 shares of common stock.

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Ownership of Havertys Securities

(8)
According to Schedule 13D/A filed on January 3, 2018, Villa Clare Partners, L.P. (the “Partnership”) holds shared voting and dispositive power over 603,497 shares of Class A common stock. Clarence H. Smith is the manager of the Partnership’s general partner, West Wesley Associates, LLC. Mr. Smith disclaims beneficial ownership of these shares except to the extent of his partnership interest.

(9)
Mr. Haverty has direct ownership of 84,074 shares of Class A Common stock and sole dispositive and voting power over 65,140 shares of Class A common stock held by a limited liability company for which Mr. Haverty is the manager. The beneficial ownership disclosed also includes 8,728 shares of Class A common stock held in a trust for the benefit of Mr. Havertys child, for which he is co-trustee, as to which he disclaims beneficial ownership.

(10)
The Mary E. Haverty Foundation (the “Foundation”) is a charitable organization, for which Mr. Haverty has sole voting power through a revocable proxy granted to him by the Foundation. Mr. Haverty has no pecuniary interest in the shares of the Foundation and disclaims any beneficial ownership in the Foundation’s shares. The amounts shown reflect 15,000 shares of common stock and 29,017 shares of Class A common stock, respectively.

(11)
Mr. Smith has direct ownership of 85,214 shares of common stock. The beneficial ownership disclosed includes 29,689 shares of common stock held by Mr. Smith’s wife, as to which he disclaims beneficial ownership. Mr. Smith also has 6,466 shares beneficially owned under the Havertys’ directors’ Deferred Plan.

(12)
This amount includes 7,850 shares of common stock held by a Georgia Limited Partnership in which Mr. Smith is a partner. Mr. Smith disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the partnership.

(13)
Mr. Smith has direct ownership of 112,036 shares of Class A common stock. The beneficial ownership disclosed includes 1,950 shares of Class A Common stock held by Mr. Smith’s wife, as to which he disclaims beneficial ownership.

2025 Proxy Statement |50

Ownership of Havertys Securities

Ownership by Our Directors and Management

The following table sets forth the amount of Havertys’ common stock and Class A common stock beneficially owned by each director, each named executive officer included in the Summary Compensation Table, and all current directors and executive officers as a group as of March 11, 2025. Unless otherwise indicated, beneficial ownership is direct, and the person shown has sole voting and investment power. An asterisk indicates less than 1% of outstanding shares of that respective class.

	Common Stock			Class A Common Stock
	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)	Amount and Nature of Beneficial Ownership		Percent of Class(3)
Helen B. Bautista	13,056		*	—		—
Steven G. Burdette	24,943		*	28,530		2.3%
J. Edward Clary	44,200		*	—		—
Michael R. Cote	7,403		*	—		—
L. Allison Dukes	32,116		*	—		—
John L. Gill	27,604		*	7,500		*
Richard B. Hare	31,542		*	—		—
Rawson Haverty, Jr.	18,222	(4)	*	160,959	(4)(5)	12.9%
G. Thomas Hough	34,385		*	—		—
Natalie B. Morhous	3,222		*	—		—
Vicki R. Palmer	36,459		*	—		—
Derek G. Schiller	12,356		*	—		—
Clarence H. Smith	129,219	(6)(7)	*	717,483	(8)(9)	57.6%
Al Trujillo	72,518		*	—		—
Directors and Executive Officers as a group (14 persons)	487,245		3.2%	914,472		73.5%

(1)
This column also includes shares of common stock beneficially owned under our directors’ Deferred Plan for the following individuals: Mr. Cote: 6,015; Mrs. Dukes – 32,116; Mr. Hough – 19,239; Mr. Schiller –5,696; Mr. Smith – 6,466; and Mr. Trujillo – 58,054.

(2)	Based on 15,001,596 shares of our common stock outstanding on March 11, 2025.
(3)	Based on 1,244,976 shares of our Class A common stock outstanding on March 11, 2025.
(4)
The Mary E. Haverty Foundation (the “Foundation”) is a charitable organization, for which Mr. Haverty has sole voting power through a revocable proxy granted to him by the Foundation. Mr. Haverty has no pecuniary interest in the shares of the Foundation and disclaims any beneficial ownership in the Foundation’s shares. The amounts shown reflect 15,000 shares of common stock and 29,017 shares of Class A common stock, respectively.

(5)
Mr. Haverty has direct ownership of 84,074 shares of Class A common stock. The beneficial ownership disclosed also includes 65,140 shares of Class A common stock held by a limited liability company for which Mr. Haverty is the manager and 8,728 shares of Class A common stock held in trust for the benefit of Mr. Haverty’s child, for which he is co-trustee, as to which he disclaims beneficial ownership.

(6)
Mr. Smith has direct ownership of 112,036 shares of common stock. The beneficial ownership disclosed includes 1,950 shares of common stock held by Mr. Smith’s wife, as to which he disclaims beneficial ownership.

(7)
This amount includes 7,850 shares of common stock held by a Georgia limited partnership in which Mr. Smith is a partner. Mr. Smith disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the partnership.

(8)
Mr. Smith has direct ownership of 112,036 shares of Class A common stock. The beneficial ownership disclosed includes 1,950 shares of Class A common stock held by Mr. Smith’s wife, as to which he disclaims beneficial ownership.

(9)
The amount also includes shares held by a partnership. According to a Schedule 13D filed on January 3, 2018, Villa Clare Partners, L.P. (the “Partnership”) holds shared voting and dispositive power over 603,497 shares of Class A common stock. Mr. Smith is the manager of the Partnership’s general partner, West Wesley Associates, LLC. Mr. Smith disclaims beneficial ownership of these shares except to the extent of his partnership interest.

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Information about Our Annual Meeting

Our board of directors is furnishing you with this Proxy Statement to solicit proxies on its behalf in connection with the 2025 annual meeting of stockholders of Haverty Furniture Companies, Inc. The company will pay all solicitation costs. The meeting will be held on May 12, 2025 at the Courtyard Baltimore Downtown/Inner Harbor, 1000 Aliceanna Street, Baltimore, Maryland, beginning promptly at 10:00 a.m. Eastern Time (ET).

While all our stockholders are entitled to attend the annual meeting, we have historically received proxies representing approximately 90% of eligible shares. Accordingly, this is a very brief meeting conducted by our Corporate Secretary or other company representative, and not attended by our directors or other members of senior management. Accordingly, we strongly encourage you to review the proxy materials and follow the instructions to cast your vote using the internet, telephone, or mail, in advance of the meeting.

Who may vote? You may vote if you were a holder of record of Haverty Furniture Companies, Inc. as of the close of business on March 14, 2025.

Why did I receive a Notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials? We are providing access to our proxy materials via the internet. As a result, we have sent to most of our stockholders a Notice instead of a paper copy of the proxy materials. The Notice contains instructions on how to access the proxy materials online and how to request a paper copy. In addition, stockholders may request to receive future proxy materials in printed form by mail or electronically by email. A stockholder’s election to receive proxy materials by mail or email will remain in effect until the stockholder terminates such election.

What if I want to receive a paper copy of the annual report and Proxy Statement? If you wish to receive a paper copy of the 2024 Annual Report and 2025 Proxy Statement, or future annual reports and proxy statements, please call 1‑800‑241-4599, send an email to investor.relations@haveryts.com or write to: Corporate Secretary, Haverty Furniture Companies, Inc., 780 Johnson Ferry Road, Suite 800, Atlanta, GA 30342. We will deliver the requested documents to you promptly upon your request.

Why should I vote? Your vote is very important regardless of the amount of stock you hold. The board strongly encourages you to exercise your right to vote as a stockholder of the company.

If I vote using the internet, telephone or mail, may I still attend the annual meeting? Yes. The board recommends that you vote using one of the methods previously outlined since it is not practical for most stockholders to attend and vote at the annual meeting. However, if your shares are held in street name you must obtain a proxy, executed in your favor, from your bank, broker or other holder of record to be able to vote at the annual meeting.

Can I change my mind after I vote? You may change your vote by revoking your proxy at any time before the polls close at the meeting. You may do this by: (1) signing another proxy with a later date and returning it to us prior to the meeting, or (2) voting again by telephone or over the internet prior to 11:59 p.m. ET on May 11, 2025, or (3) voting again at the meeting.

How do I vote shares that are held by my broker? If you have shares held by a broker or other nominee, you may instruct your broker or other nominee to vote your shares by following instructions that the broker or nominee provides to you. Most brokers offer voting by mail, by telephone and via the internet.

How will a quorum be determined? A majority of the outstanding shares of the combined classes of common stock present or represented by proxy constitutes a quorum for the annual meeting. As of the record date, March 14, 2025, we had 15,001,596 shares of common stock and 1,244,976 shares of Class A common stock outstanding.

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Information about Our Annual Meeting

What am I voting on, what is the vote required for each proposal to pass, and what is the effect of abstentions and broker non-votes on each proposal?

	Board Voting Recommendation	Votes Required for Approval	Abstentions	Broker Non-Votes
Election of Directors: Class A Common Stockholders Common Stockholders	FOR FOR	Plurality of affirmative votes cast in person or by proxy (i.e., the most affirmative votes)	No effect	No effect
Advisory Vote on Executive Compensation	FOR	Combined majority of votes cast in person or by proxy	No effect	No effect
Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2025	FOR	Combined majority of votes cast in person or by proxy	No effect	No effect Discretionary voting by broker permitted

The owners of Class A common stock and common stock vote as separate classes in the election of directors. Holders of Class A common stock will elect seven directors, and holders of common stock will elect three directors. The election of directors requires a plurality (i.e., the most) of affirmative votes cast for approval. An “abstention” will have no effect on the vote’s outcome, because an abstention does not count as a vote under Maryland law, and under our bylaws, the candidates who receive the highest number of “for” votes are elected.

For all matters, excluding the election of directors, the owners of common stock are entitled to one vote for each share held, the owners of Class A common stock are entitled to ten votes per share held and the votes of both classes are then combined. These proposals require a combined majority of votes cast in person or by proxy for approval, and an “abstention” will not have the effect of a vote “against” the proposals because an abstention does not count as a vote cast under Maryland law. Abstentions are counted for purposes of quorum.

Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on these proposals (so-called “broker non-votes”) are not considered “shares present” and will not affect the outcome of the vote.

Where can I find the voting results of the annual meeting? We will announce voting results at the annual meeting, and we will publish the final results in a Form 8-K to be filed with the SEC on or before May 16, 2025. You may access or obtain a copy of this and other reports free of charge on our website at https:/ir.havertys.com, or by contacting our Corporate Secretary.

Who tabulates the votes? Broadridge Financial Solutions, Inc., an independent third party, will count the votes.

2025 Proxy Statement |53

Information about Our Annual Meeting

Stockholders Sharing the Same Address

The SEC has adopted rules that allow a company to deliver a single proxy statement or annual report to an address shared by two or more of its stockholders. This method of delivery, known as “householding,” permits us to realize significant cost savings, reduces the amount of duplicate information stockholders receive, and reduces the environmental impact of printing and mailing documents to stockholders. Under this process, certain stockholders will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Any stockholders who object to, or wish to begin householding, may contact the Corporate Secretary at 1-800-241-4599 or Corporate Secretary, Haverty Furniture Companies, Inc., 780 Johnson Ferry Road, Suite 800, Atlanta, GA 30342. We will send an individual copy of the Proxy Statement to any stockholder who revokes their consent to householding within 30 days of our receipt of such revocation.

Stockholder Proposals for 2026 Meeting

All stockholder proposals and nominations discussed below must be mailed to: Haverty Furniture Companies, Inc., Corporate Secretary, 780 Johnson Ferry Road, Suite 800, Atlanta, GA 30342. Stockholder proposals and director nominations that are not intended to be included in our proxy materials will not be considered at any annual meeting of stockholders unless such proposals have complied with the requirements of our bylaws, including the advance notice requirements in section 10, which is available on our corporate website at https://ir.havertys.com/corporate-governance-information/corporate-governance-documents.

Proposals to be included in next year’s Proxy Statement.  Stockholder proposals intended for inclusion in our proxy statement for the 2026 annual meeting in accordance with the SEC’s Rule 14a-8 under the Exchange Act must be received by our company no later than the close of business on November 28, 2025. Any stockholder proposal received by the company after that date will not be included in the company’s proxy statement relating to the 2026 annual meeting. Further, all proposals submitted for inclusion in the company’s proxy statement relating to the 2026 annual meeting must comply with all of the requirements of SEC Rule 14a-8.

Proposals not to be included in next year’s Proxy Statement.  Stockholder nominations or stockholders who wish to bring business before Havertys’ 2026 annual meeting other than through a stockholder proposal pursuant to SEC Rule 14a-8 must comply with the relevant provisions in our bylaws. Under the bylaws, written notice of such nomination or other business must be received by the Corporate Secretary at the address noted above not less than 60 days (January 27, 2026) nor more than 90 days (December 28, 2025) prior to the anniversary of the date of the mailing of the notice for the 2025 annual meeting. However, if the date of the 2026 annual meeting is more than 30 days before or after such anniversary date, the notice must be received by the Corporate Secretary at the address noted above not earlier than the 120th day prior to the date of the 2026 annual meeting and not later than the later of the 90th day prior to the date of the 2026 annual meeting and the tenth day following the day on which a public announcement of the date of the 2026 annual meeting is first made.
In addition to satisfying the deadlines under the advance notice provisions of our bylaws described above, a stockholder who intends to solicit proxies pursuant to SEC Rule 14a-19 in support of director nominees submitted under the advance notice provisions of our bylaws must provide notice to the Secretary of the Company regarding such intent no later than March 13, 2026.
2025 Proxy Statement |54

Information about Our Annual Meeting

Available Information

All of our corporate governance policies, including our board committee charters, Code of Conduct, Governance Guidelines, Director Communication Policy and other governance documents are available on our website at https://ir.havertys.com.

A copy of our Annual Report on Form 10-K, as filed with the SEC, is available free of charge, upon written request to: Stockholder Relations, Haverty Furniture Companies, Inc., 780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342 or by calling 1‑800-241-4599. Our Form 10-K is also available at our website at https://ir.havertys.com.

Other Business

As of the date of this Proxy Statement, we do not know of any business, other than that described in this Proxy Statement that may come before the meeting. The persons named on your Notice of Internet Availability of Proxy Materials, proxy card, or their substitutes will vote with respect to any such matters in accordance with their best judgment.

By Order of the Board of Directors Richard B. Hare Executive Vice President, Chief Financial Officer and Corporate Secretary March 28, 2025 Atlanta, Georgia

2025 Proxy Statement |55

Appendix A

The company has used EBITDA, a non-GAAP financial measure as defined under SEC rules in this Proxy Statement.

As required by SEC Rules, we have provided a reconciliation of this measure to the most directly comparable GAAP measure. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America.

Reconciliation of EBITDA

(in thousands)	Year Ended December 31, 2024
Income before income taxes, as reported(1)	$26,153
Interest income, net(1)	(6,082)
Depreciation and amortization(1)	21,611
EBITDA	$41,682

(1)	These amounts are included in our Form 10-K for the year ended December 31, 2024.

2025 Proxy Statement | Appendix A

 Signature [PLEASE SIGN WITHIN BOX]  Date  Signature (Joint Owners)  Date  TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  KEEP THIS PORTION FOR YOUR RECORDS  DETACH AND RETURN THIS PORTION ONLY  THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.  V64173-P25329  Steven G. Burdette  L. Allison Dukes  Rawson Haverty, Jr.  Natalie B. Morhous  Vicki R. Palmer  Derek G. Schiller  Al Trujillo  For Against Abstain  ! ! !  ! ! !  To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.  ! ! !   HAVERTY FURNITURE COMPANIES, INC. 780 JOHNSON FERRY ROAD  SUITE 800  ATLANTA, GA 30342  1. Election of Directors: Holders of Class A Common Stock  The Board of Directors recommends a vote FOR the following proposals.  3. Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2025.  Election of Directors  Please date and sign exactly as name(s) appear(s) hereon. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in partnership name by authorized person. For joint accounts, each joint owner should sign.  HAVERTY FURNITURE COMPANIES, INC. CLASS A COMMON STOCK For Withhold For All  All All Except  The Board of Directors recommends a vote FOR its  nominees.  2. Advisory Vote on Executive Compensation.  SCAN TO  VIEW MATERIALS & VOTE  w  HAVERTYS CLASS A COMMON STOCK  VOTE BY INTERNET - www.proxyvote.com  Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.  ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS  If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.  VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.  PLEASE BE SURE TO VOTE ALL CLASSES OF STOCK THAT YOU OWN.

 V64174-P25329  HAVERTYS CLASS A COMMON STOCK  Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:  The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.  HAVERTY FURNITURE COMPANIES, INC. CLASS A COMMON STOCK  Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders to be held on May 12, 2025  By signing this proxy you appoint Richard B. Hare and Belinda J. Clements, or either of them, proxies with full power of substitution to represent and vote all the shares of Havertys' Class A Common Stock you are entitled to vote as directed on the reverse side of this card on the specified proposals and, in their discretion, on any other business which may properly come before the Annual Meeting and all postponements and adjournments thereof. The Annual Meeting will be held on May 12, 2025, at the Courtyard Baltimore Downtown/Inner Harbor 1000 Aliceanna St, Baltimore, Maryland 21202, at 10:00 a.m.  Please be sure to vote all classes of stock that you own.  You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The named proxies cannot vote unless you sign and return this card or follow the applicable Internet or telephone voting procedures.  SEE REVERSE SIDE  P R O X Y

 Signature [PLEASE SIGN WITHIN BOX]  Date  Signature (Joint Owners)  Date  TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  KEEP THIS PORTION FOR YOUR RECORDS  DETACH AND RETURN THIS PORTION ONLY  THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.  V64175-P25329  Michael R. Cote  G. Thomas Hough  Clarence H. Smith  For Withhold For All All All Except  ! ! !  For Against Abstain  ! ! !  ! ! !  To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.     HAVERTY FURNITURE COMPANIES, INC. 780 JOHNSON FERRY ROAD  SUITE 800  ATLANTA, GA 30342  The Board of Directors recommends a vote FOR the following proposals.  3. Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2025.  HAVERTY FURNITURE COMPANIES, INC. COMMON STOCK  The Board of Directors recommends a vote FOR its nominees.  Election of Directors  1. Election of Directors: Holders of Common Stock  Please date and sign exactly as name(s) appear(s) hereon. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in partnership name by authorized person. For joint accounts, each joint owner should sign.  2. Advisory Vote on Executive Compensation.  SCAN TO  VIEW MATERIALS & VOTE  w  HAVERTY'S COMMON STOCK  VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above  Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.  ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS  If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.  VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.  PLEASE BE SURE TO VOTE ALL CLASSES OF STOCK THAT YOU OWN.

 V64176-P25329  SEE REVERSE SIDE  P R O X Y  HAVERTYS COMMON STOCK  Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:  The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.  HAVERTY FURNITURE COMPANIES, INC. COMMON STOCK  Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders to be held on May 12, 2025  By signing this proxy you appoint Richard B. Hare and Belinda J. Clements, or either of them, proxies with full power of substitution to represent and vote all the shares of Havertys' Common Stock you are entitled to vote as directed on the reverse side of this card on the specified proposals and, in their discretion, on any other business which may properly come before the Annual Meeting and all postponements and adjournments thereof. The Annual Meeting will be held on May 12, 2025, at the Courtyard Baltimore Downtown/Inner Harbor 1000 Aliceanna St, Baltimore, Maryland 21202, at 10:00 a.m.  Please be sure to vote all classes of stock that you own.  You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The named proxies cannot vote unless you sign and return this card or follow the applicable Internet or telephone voting procedures.

 Your Vote Counts!  *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.  Smartphone users  Point your camera here and vote without entering a control number  For complete information and to vote, visit www.ProxyVote.com  Control #  V64177-P25329  HAVERTY FURNITURE COMPANIES, INC.  2025 Annual Meeting  Vote by May 11, 2025  11:59 PM ET  You invested in HAVERTY FURNITURE COMPANIES, INC. and it’s time to vote!  You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the  availability of proxy materials for the stockholder meeting to be held on May 12, 2025.  Get informed before you vote  View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s)  by requesting prior to April 28, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.  Vote in Person at the Meeting*  May 12, 2025  10:00 a.m.  Courtyard Baltimore Downtown/Inner Harbor 1000 Aliceanna St  Baltimore, Maryland 21202  HAVERTY FURNITURE COMPANIES, INC. 780 JOHNSON FERRY ROAD  SUITE 800  ATLANTA, GA 30342

 Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.  V64178-P25329  Voting Items  Board Recommends  Vote at www.ProxyVote.com  THIS IS NOT A VOTABLE BALLOT  This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.  1. Election of Directors: Holders of Class A Common Stock  For  Nominees:  Steven G. Burdette 05) Vicki R. Palmer  L. Allison Dukes 06) Derek G. Schiller  Rawson Haverty, Jr. 07) Al Trujillo  Natalie B. Morhous  2. Advisory Vote on Executive Compensation.  For  3. Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2025.  For

 Your Vote Counts!  *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.  Smartphone users  Point your camera here and vote without entering a control number  For complete information and to vote, visit www.ProxyVote.com  Control #  V64179-P25329  HAVERTY FURNITURE COMPANIES, INC.  2025 Annual Meeting  Vote by May 11, 2025  11:59 PM ET  You invested in HAVERTY FURNITURE COMPANIES, INC. and it’s time to vote!  You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the  availability of proxy materials for the stockholder meeting to be held on May 12, 2025.  Get informed before you vote  View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s)  by requesting prior to April 28, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.  Vote in Person at the Meeting*  May 12, 2025  10:00 a.m.  Courtyard Baltimore Downtown/Inner Harbor 1000 Aliceanna St  Baltimore, Maryland 21202  HAVERTY FURNITURE COMPANIES, INC. 780 JOHNSON FERRY ROAD  SUITE 800  ATLANTA, GA 30342

 Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.  V64180-P25329  Voting Items  Board Recommends  Vote at www.ProxyVote.com  THIS IS NOT A VOTABLE BALLOT  This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.  For  Election of Directors: Holders of Common Stock  Nominees:  Michael R. Cote  G. Thomas Hough  Clarence H. Smith  2. Advisory Vote on Executive Compensation.  For  3. Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2025. For

 Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.  V64180-P25329  Voting Items  Board Recommends  Vote at www.ProxyVote.com  THIS IS NOT A VOTABLE BALLOT  This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.  For  Election of Directors: Holders of Common Stock  Nominees:  Michael R. Cote  G. Thomas Hough  Clarence H. Smith  2. Advisory Vote on Executive Compensation.  For  3. Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2025. For